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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Janus Capital Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2008

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of Janus Capital Group Inc., which will be held at the JW Marriott Hotel, 150 Clayton Lane, Denver, Colorado, Thursday, May 1, 2008, at 10:00 a.m. MDT.

At the meeting, you will be asked to vote on proposals to elect five directors, ratify the appointment of our independent auditor, approve a performance-based management incentive compensation plan and consider other business as may properly come before the meeting.

Enclosed is a notice of the Annual Meeting, the Proxy Statement and proxy card along with a copy of our Annual Report for the 2007 fiscal year.

We encourage you to read the enclosed Proxy Statement and vote promptly. If you attend the Annual Meeting, you may vote in person even if you previously voted by proxy. Thank you for your interest and support.

                      Sincerely,

                      Steven L. Scheid
                       Chairman of the Board

JANUS CAPITAL GROUP INC.
151 Detroit Street
Denver, Colorado 80206

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Janus Capital Group Inc. will be held at the JW Marriott, 150 Clayton Lane, Denver, Colorado, Thursday, May 1, 2008, at 10:00 a.m. MDT to:

  1.
  Elect five directors to the Board of Directors, each for a three-year term;

  2.
  Ratify the appointment of Deloitte & Touche LLP as our independent auditor;

  3.
  Approve the Janus Capital Group Inc. 2008 Management Incentive Compensation Plan; and

  4.
  Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting was the close of business on March 3, 2008. The accompanying Proxy Statement contains additional information regarding the matters to be acted on at the Annual Meeting.

                      By order of the Board of Directors,

                      Kelley A. Howes
                       Executive Vice President, General Counsel and Secretary

Denver, Colorado
March 26, 2008

YOUR VOTE IS IMPORTANT. Please vote as promptly as possible by using the Internet or telephone or by completing, signing and returning your proxy card in the enclosed envelope. If you hold your shares in street name (through a broker or nominee), you may also submit your voting instructions by telephone or the Internet as instructed by such broker or nominee. Even if you think that you will attend the Annual Meeting, we ask you to please return the proxy card; you may vote in person even if you previously voted by proxy.

PROXY STATEMENT TABLE OF CONTENTS

JANUS CAPITAL GROUP INC.
151 Detroit Street
Denver, Colorado 80206

PROXY STATEMENT

This Proxy Statement, which was first mailed to shareholders on or about March 26, 2008, is being sent to you in connection with the solicitation of proxies by the Board of Directors of Janus Capital Group Inc. ("Board" or "Board of Directors") for the Annual Meeting of Shareholders to be held Thursday, May 1, 2008, at 10:00 a.m. MDT. In this Proxy Statement, we may refer to Janus Capital Group Inc. as the "Company," "Janus," "we," "us" or "our."

Voting Information

  Record date

The record date for the Annual Meeting was March 3, 2008. You may vote all shares of Janus common stock that you owned as of the close of business on that date. On March 3, 2008, 163,758,906 shares of common stock were outstanding for purposes of voting at the Annual Meeting. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

  Votes required to conduct business at the Annual Meeting

We need a majority of the shares of common stock issued and outstanding on March 3, 2008, which are entitled to vote, present in person or by proxy, to conduct business at the Annual Meeting and at any adjournment or postponement.

  Votes required to elect directors and to adopt other proposals

Under Janus' Bylaws, each director in an uncontested election is elected by a majority of votes cast with respect to that director. A majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. If a current director does not receive a majority of the votes cast, the director shall offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee ("Nominating Committee") will make a recommendation to the Board of Directors on whether to accept or reject the offer of resignation, or whether other action should be taken. The Board of Directors will act on the Nominating Committee's recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results.

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for the ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as independent auditor of the Company for 2008.

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for the approval of the Janus Capital Group Inc. 2008 Management Incentive Compensation Plan.

  How to vote

You may vote by proxy or in person at the Annual Meeting. You may vote by proxy even if you plan to attend the Annual Meeting.

Voting by Proxy.    If you hold shares in your name as a holder of record, you can vote your shares (i) over the Internet http://www.eproxy.com/jns until 12:00 p.m. CDT on April 30, 2008; (ii) by telephone, toll free at 1-800-560-1965 until 12:00 p.m. CDT on April 30, 2008; or (iii) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope so that it is received by April 30, 2008. If you hold your shares through a securities broker or nominee (that is, in "street name"), you may vote your shares by proxy in the manner prescribed in the voting form provided to you by such broker or nominee. Many brokers and nominees permit proxy voting by telephone and the Internet.

Voting at the Annual Meeting.    Submitting your proxy prior to the Annual Meeting does not limit your right to vote in person at the Annual Meeting if you later decide to do so. If you wish to vote in person at the Annual Meeting, we will pass out written ballots for such purpose as requested; however, if you hold your shares in street name, you must obtain a legal proxy from your broker or nominee and bring it to the Annual Meeting to vote in person at the Annual Meeting.

  Revoking your proxy

You can revoke your proxy at any time before your shares are voted at the Annual Meeting by (i) delivering a written notice of revocation to the General Counsel and Secretary, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206; (ii) completing, signing and timely submitting a new proxy card with a later date; or (iii) voting in person at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy.

  Returning your proxy without indicating your vote

If you return a signed proxy card without indicating your vote and do not revoke your proxy, your shares will be voted as follows: FOR the election of the nominees for directors named below; FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditor of the Company for 2008; FOR the approval of the Janus Capital Group Inc. 2008 Management Incentive Compensation Plan; and, at the discretion of the person voting the proxy, on any other matter properly brought before the Annual Meeting.

  Voting to abstain

With regard to the proposals, you can vote to "abstain." If you vote to "abstain" for any proposal other than for the election of directors, your shares will be counted as present at the meeting for purposes of that proposal and your vote will have the effect of a vote against the proposal. Shares voting to "abstain" for one or more director nominees will have no effect on the election of directors.

  No appraisal rights

A shareholder has no right under Delaware law, our Certificate of Incorporation or our Bylaws to exercise dissenters' rights of appraisal with respect to any of the matters to be voted upon at the Annual Meeting.

  Street name shares may be voted even if you do not submit your proxy or attend the Annual Meeting

Many shareholders hold stock in street name through a broker-dealer or other nominee. Most broker-dealers are members of the Financial Industry Regulatory Authority (formerly known as the National Association of Securities Dealers), which generally does not allow them to vote shares held in street name unless they are permitted to do so under the rules of a national securities exchange to which they belong. Under the rules of the New York Stock Exchange ("NYSE"), NYSE member brokers who do not receive instructions from beneficial owners are entitled to vote on the proposals presented in this Proxy Statement at their discretion. If you do not vote your shares held in street name and your broker does not vote them, those shares will have no effect on whether any matter voted on at the Annual Meeting is approved by the shareholders.

  Other matters to be decided at the Annual Meeting

All of the matters we knew about as of March 26, 2008, to be brought before the Annual Meeting are described in this Proxy Statement. If any matters were to properly come before the Annual Meeting that are not specifically set forth on your proxy and in this Proxy Statement, the persons appointed by the Company to vote the proxies would vote on such matters at their discretion.

  Postponement or adjournment of the Annual Meeting

If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and may be voted at the postponed or adjourned meeting in the manner described in this Proxy Statement. You would still be able to revoke your proxy until it was voted.

  Attendance at the Annual Meeting

You will need proof of ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Janus stock as of March 3, 2008, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. At the Annual Meeting, representatives of Janus will also confirm your shareholder status. Shareholders must also present a form of personal identification in order to be admitted to the Annual Meeting. NO CAMERAS, RECORDING EQUIPMENT, ELECTRONIC DEVICES, LARGE BAGS, BRIEFCASES, PACKAGES OR SIMILAR ITEMS WILL BE PERMITTED AT THE ANNUAL MEETING.

  Special instructions apply for employee plan shares

Participants in the Employee Stock Ownership Plans ("ESOPs") of Janus and Kansas City Southern ("KCS") are to instruct the trustee of these ESOPs on how to vote the shares of Janus common stock held on behalf of the participant. The trustee of each ESOP must receive your voting instructions for the common stock allocated to your ESOP account before April 30, 2008. If the trustee does not receive your voting instructions before that date, it will vote those shares as well as any shares held by the respective ESOP that are not allocated to participant accounts, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, in the same proportion as the votes that it receives for the allocated shares held by the respective ESOP. You may vote your shares (i) over the Internet http://www.eproxy.com/jns until 12:00 p.m. CDT on April 30, 2008; (ii) by telephone, toll free at 1-800-560-1965 until 12:00 p.m. CDT on April 30, 2008; or (iii) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope so it is received by April 30, 2008.

On March 3, 2008, there were 1,467,597 outstanding Janus shares in the Janus ESOP, and 569,296 outstanding Janus shares in the KCS ESOP.

Cost of Proxy Solicitation

The Company will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, and Georgeson Shareholder Communications Inc. may solicit your proxy by telephone or other means. The Company will pay Georgeson Shareholder Communications Inc. a fee of $12,000 plus expenses and will reimburse brokers for costs they incur in mailing proxy materials.

PROPOSALS YOU MAY VOTE ON

Proposal No. 1:    Election of Directors.

The Board has nominated Messrs. Paul F. Balser, Gary D. Black, Jeffrey J. Diermeier, Glenn S. Schafer and Robert Skidelsky for election as directors of the Company for a term ending at the 2011 Annual Meeting. Detailed information about each of the Company's nominees begins on page 6. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate. We expect that each nominee will be able to serve as a director.

Each director in an uncontested election is elected by a majority of votes cast with respect to that director. A majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. If a current director does not receive a majority of the votes cast, the director shall offer to tender his or her resignation to the Board of Directors. The Nominating Committee will make a recommendation to the Board of Directors on whether to accept or reject the offer of resignation, or whether other actions should be taken. The Board of Directors will act on the Nominating Committee's recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. Pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL NO. 1.

Proposal No. 2:    Ratification of the Appointment of Deloitte & Touche LLP as Independent Auditor.

The Audit Committee has recommended, and the Board has approved, the appointment of Deloitte as independent auditor of the Company for fiscal year 2008, and is proposing that such appointment be ratified by the Company's shareholders. Deloitte has served as our independent auditor since 2002. Representatives of Deloitte will attend the Annual Meeting and will be available to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Audit services provided by Deloitte during fiscal years 2005, 2006 and 2007 included an audit of the Company's consolidated financial statements, a review of the Company's Annual Report on Form 10-K and certain other filings with the Securities and Exchange Commission ("SEC"). In addition, Deloitte provided various other services to the Company during fiscal years 2006 and 2007 as described under Proposal No. 2, which begins on page 19.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 2, RATIFYING THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR FISCAL 2008.

Proposal No. 3:    Approval of the Janus Capital Group Inc. 2008 Management Incentive Compensation Plan.

The Compensation Committee has recommended, and the Board has approved, the adoption of the Janus Capital Group Inc. 2008 Management Incentive Compensation Plan (the "2008 Management Plan"), subject to shareholder approval. The 2008 Management Plan is being submitted to the shareholders for approval in order to permit certain awards granted to covered employees under the 2008 Management Plan to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). If approval of the 2008 Management Plan is not received, we will not be able to grant awards that qualify as "performance-based compensation" under Section 162(m). As a consequence, certain cash awards to our named executive officers that may have otherwise qualified as "performance-based compensation" under Section 162(m) may not be deductible by us for tax purposes.

It is our belief that the 2008 Management Plan supports the Company's objective of paying a large portion of compensation based on performance, which should increase shareholder value over time. Shareholder approval of the 2008 Management Plan requires the affirmative vote of a majority of the shares of Janus' common stock present in person or represented by proxy and entitled to vote on the proposal. A more detailed summary of Proposal No. 3 begins on page 37.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 3, APPROVING THE JANUS CAPITAL GROUP INC. 2008 MANAGEMENT INCENTIVE COMPENSATION PLAN.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our Board of Directors currently has 14 directors, divided into three classes. Members of each class serve for three-year terms. Shareholders elect one class of directors at each annual meeting.

The Board has nominated Messrs. Paul F. Balser, Gary D. Black, Jeffrey J. Diermeier, Glenn S. Schafer and Robert Skidelsky for election as directors of the Company for a term ending at the 2011 Annual Meeting. Messrs. Balser, Black, Diermeier, Schafer and Skidelsky are current directors of the Company. Each nominee has indicated to the Company that they would serve if elected. We do not anticipate that Messrs. Balser, Black, Diermeier, Schafer and Skidelsky would be unable to stand for election, but if that were to happen, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

Information about Nominees and Other Directors

  Nominees for election to the Board of Directors for a three-year term expiring in 2011

Paul F. Balser, age 66, has been a director of the Company since June 2000, and served as lead director until January 2006 at which time he began serving as the presiding director for all executive sessions of the Board of Directors. He has been a partner of Ironwood Partners, LLC of New York, New York, since December 2001; a partner of Ironwood Manufacturing Fund LP of New York, New York, since July 2003; and a partner of Ironwood Management Partners Fund II, LP of New York, New York, since October 2007. Mr. Balser has been a director of Tweedy, Browne Funds Inc. of New York, New York, since 2000 as well as several private companies. He was a partner of Generation Partners, L.P. of Greenwich, Connecticut, from August 1995 to September 30, 2004. Except for Tweedy, Browne Funds Inc., all are investment firms specializing in privately negotiated equity transactions. He was a partner of Centre Partners, L.P. of New York, New York, from September 1986 through July 1995, which also specialized in privately negotiated equity and venture capital investments.

Gary D. Black, age 48, has been Chief Executive Officer of the Company since January 2006 and has served as a director since May 2004. From April 2004 until January 2006, he served as Chief Investment Officer and President of the Company. From 2001 until March 2004, Mr. Black worked for Goldman Sachs Asset Management, most recently as Chief Investment Officer of its global equities business. From 1992 to 2001, he worked for Alliance Bernstein, serving as a Senior Research Analyst and later as Executive Vice President and Head, Global Institutional Asset Management.

Jeffrey J. Diermeier, age 55, has been a director of the Company since March 2008. Mr. Diermeier has served as President and Chief Executive Officer of the CFA Institute in Charlottesville, Virginia, since 2005. Mr. Diermeier is a member of CFA Institute's Board of Governors; is a director of the University of Wisconsin Foundation, The Q-Group Stairway Partners and XBRL U.S.; and is also on the Board of Advisors for XBRL International. Between 1975 and 2004, he served in a number of capacities in the Global Asset Management division of UBS and predecessor organizations, primarily Brinson Partners, Inc., beginning as an equity analyst and culminating as its Global Chief Investment Officer between 2000 and 2004. Mr. Diermeier holds the Chartered Financial Analyst designation. The election of Mr. Diermeier to the Board was recommended by the Nominating Committee, with assistance from a search firm engaged by the Nominating Committee.

Glenn S. Schafer, age 58, has been a director of the Company since December 2007. He was Vice Chairman of Pacific Life Insurance Company ("Pacific Life") from April 2005 until his retirement on December 31, 2005. He was a member of Pacific Life's Board of Directors and President of Pacific Life from 1995 to 2005. He was Executive Vice President and Chief Financial Officer of Pacific Life from 1991 to 1995. Mr. Schafer is also a director of Beckman Coulter Inc.; Skilled Healthcare Group, Inc.; and the

Michigan State University Foundation. He is a Certified Public Accountant. The election of Mr. Schafer to the Board was recommended by the Nominating Committee, with assistance from a search firm engaged by the Nominating Committee.

Robert Skidelsky, age 69, has been a director of the Company since January 2001. Lord Skidelsky was the Chairman of The Social Market Foundation, London, England, from 1992 to 2002 and has served on the Board of the Greater European Fund since February 2005. He has also served as Chair of Political Economy at Warwick University, Coventry, England, since 1990. He is a fellow of the British Academy; an honorary fellow of Jesus College, Oxford University, Oxford, England; and a member of the Council of the Royal Economic Society. He was named to the United Kingdom Parliament's House of Lords in 1991, and from 1998 to 1999 served as Principal Opposition Spokesman on Treasury Affairs, House of Lords.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES.

  Directors continuing in office – terms expiring in 2009

Timothy K. Armour, age 59, has been a director of the Company since March 2008. He was Managing Director of Morningstar Inc. from 2000 until his recent retirement in March 2008. Mr. Armour was Morningstar Inc.'s President from 1999 to 2000 and its Chief Operating Officer from 1998 to 1999. From 1992 to 1998, he served as President of the Mutual Funds Division of Stein Roe & Farnham, Inc. The election of Mr. Armour to the Board was recommended by the Nominating Committee, with assistance from a search firm engaged by the Nominating Committee.

J. Richard Fredericks, age 62, has been a director of the Company since October 2006. He also serves as Managing Director of the money management firm Main Management LLC. From 1977 to 1999, he worked at Banc of America Securities (formerly Montgomery Securities), initially as a partner and later as Senior Managing Director. From 1999 to 2001, he served as United States Ambassador to both Switzerland and Liechtenstein. Mr. Fredericks is a director of BPW Acquisition Corp. and serves on the boards of several non-profit organizations.

Lawrence E. Kochard, age 51, has been a director of the Company since March 2008. Mr. Kochard is the Chief Investment Officer for Georgetown University and a member of the investment committee for the Virginia Retirement System. From 2001 to 2004, he was the Managing Director of Equity and Hedge Fund Investments for the Virginia Retirement System. Mr. Kochard worked as an Assistant Professor of Finance at the business school at the University of Virginia from 1999 to 2001. He started his career in financial analysis and planning, corporate finance and capital markets for E.I. DuPont de Nemours and Company, Fannie Mae and The Goldman Sachs Group, Inc., and also was a financial consultant for individual entities and trusts. Mr. Kochard holds the Chartered Financial Analyst designation. The election of Mr. Kochard to the Board was recommended by the Nominating Committee, with assistance from a search firm engaged by the Nominating Committee.

Landon H. Rowland, age 70, has been a director of the Company since June 2000, and served as Chairman of the Board from June 2000 until January 2004. He served as President and Chief Executive Officer of the Company from June 2000 until December 2002. Mr. Rowland was a director of KCS from May 1983 to May 2004, Chairman of the Board of KCS from May 1997 to December 2000, President of KCS from July 1983 to July 2000 and Chief Executive Officer of KCS from January 1987 to July 2000. Mr. Rowland is a director of Major Brands and Chairman of Garden City Bank. He also serves on the boards of several non-profit organizations.

Steven L. Scheid, age 54, has been Chairman of the Board of the Company since January 2004 and a director of the Company since December 2002. He was Chief Executive Officer of the Company from April 2004 until the end of 2005. Mr. Scheid is also a director of The PMI Group, Inc. and Blue Nile Inc.

He was Vice Chairman of The Charles Schwab Corporation and President of the Schwab Retail Group from 2000 to 2002. He also served as the Chief Financial Officer of The Charles Schwab Corporation from 1996 through 1999 and was Chief Executive Officer of Charles Schwab Investment Management from 1998 to 2000. From 2001 to 2002, Mr. Scheid served as the Federal Reserve Bank of San Francisco's representative on the Federal Advisory Council in Washington, D.C., advising the Federal Reserve System on economic, banking and regulatory issues.

  Directors continuing in office – terms expiring in 2010

G. Andrew Cox, age 64, has been a director of the Company since October 2002. He has served as an adjunct professor at the Daniels College of Business, University of Denver, since 1995. He served as Vice President of investments and Portfolio Manager at Founders Family of Mutual Funds from 1976 to 1988, and as a Portfolio and Security Analyst for Berger Associates from 1972 to 1976. Mr. Cox also served as a director of Montgomery Partners and as a Trustee of The Montgomery Funds, The Montgomery Funds II and The Montgomery Funds III from 1989 until 2004.

Deborah R. Gatzek, age 59, has been a director of the Company since March 2004. She is an attorney and mutual fund compliance consultant, and serves on the boards of three non-profit organizations. She served as Chief Counsel, ING Americas' Mutual Fund Practice Group and Broker Dealer Practice Group from 2001 to 2003. She was a partner in Stradley, Ronan, Stevens & Young, a law firm, from 2000 to 2001, and she served as Senior Vice President and General Counsel of Franklin Resources, Inc. from 1983 through 1999.

Robert T. Parry, age 68, has been a director of the Company since March 2005. Mr. Parry is also a director of Countrywide Financial Corporation ("CFC"), Countrywide Bank (a subsidiary of CFC) and PACCAR Inc. He served as President and Chief Executive Officer of the Federal Reserve Bank of San Francisco from 1986 to 2004. He was Chief Economist of Security Pacific Corporation from 1970 to 1986.

Jock Patton, age 62, has been a director of the Company since March 2007. Mr. Patton was non-executive Chairman and director of Swift Transportation Co. ("Swift"), Inc. until May 2007 when Swift was sold, and is a director of JDA Software Group, Inc. From 2004 to June 2007, he was the independent chairman of ING Funds Unified Board of Trustees, Chief Executive Officer and director of Rainbow Multimedia Group, Inc. from 1999 to 2001, and was President and co-owner of StockVal, Inc. from 1992 to 1997. From 1972 to 1992, Mr. Patton practiced corporate and securities law.

Board of Directors Independence Determination

The Board of Directors has established criteria for determining whether a director is independent from management. These criteria, which are included in the governance guidelines and set forth in Appendix A to this Proxy Statement, incorporate the director independence criteria included in the NYSE corporate governance listing standards (the "NYSE Listing Standards"). Based on questionnaires completed by each director, the Board has reviewed all relationships between each director and any member of his or her immediate family and the Company. Based on individual review and the definition of independence in the Company's corporate governance guidelines, the Board has affirmatively determined that it is currently composed of a majority of independent directors, and that the following directors are independent and have no material relationships with the Company (other than being a director and shareholder): Timothy K. Armour, Paul F. Balser, G. Andrew Cox, Jeffrey J. Diermeier, J. Richard Fredericks, Deborah R. Gatzek, Lawrence E. Kochard, Robert T. Parry, Jock Patton, Landon H. Rowland, Glenn S. Schafer and Robert Skidelsky. In addition, all members of the Audit, Compensation, and Nominating committees are independent.

Board of Directors Meetings and Committees

The Board of Directors met nine times during the 2007 fiscal year. Each incumbent director attended at least 75 percent of the aggregate of (i) the total number of meetings in 2007 of the Board of Directors (held during the period that he or she was a director) and (ii) the total number of meetings in 2007 of all committees of the Board on which he or she served (held during the period during which he or she was a director), except for J. Richard Fredericks who attended 66 percent of his aggregate total number of meetings in 2007 due to an individual medical emergency in October 2007.

The Board's current standing committees include the following:

  Nominating and Corporate Governance Committee.    The Nominating Committee consists of three independent directors appointed by the Board to serve one-year terms. The members of this Committee are Paul F. Balser, Robert T. Parry and Jock Patton, each of whom is independent under the standards established by the Board and the NYSE. Mr. Parry is Chairman of this Committee. The Committee assists the Board of Directors in promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices. The functions performed by the Committee include (i) identifying individuals qualified to become Board members and recommending the director nominees to the Board for the next annual meeting of shareholders; (ii) reviewing the qualifications and independence of the members of the Board and various committees on a regular periodic basis; (iii) recommending to the Board corporate governance guidelines and reviewing such guidelines on a regular basis to confirm that such guidelines and the Committee's charter remain consistent with sound corporate governance practices and with any legal, regulatory or NYSE requirements; and (iv) leading the Board in its annual review of the Board's performance. The Nominating Committee met seven times during the 2007 fiscal year. The Committee operates pursuant to a written charter that was adopted by the Board of Directors and is available on the Company's Web site (http://ir.janus.com/governance.cfm) or by calling Janus at 888-834-2536.

  The Nominating Committee will consider director nominees recommended by shareholders under the same procedure used for considering director nominees recommended by management or other directors. A shareholder who desires to recommend a director nominee should send a written statement to General Counsel and Secretary, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, no earlier than November 26, 2008, and no later than December 26, 2008. If a shareholder desires that such director nomination be included in next year's proxy statement, then we must receive such written notice no later than November 26, 2008. The written notice should contain (i) proof of shareholder status of the person making the recommendation and a statement regarding the length of time that such person has been a shareholder; (ii) biographical information regarding the director nominee of the type required by Regulation 14A under the Securities Exchange Act of 1934, as amended; and (iii) a statement explaining the shareholder's basis for recommending the individual for the Committee's consideration. The Committee does not have a formal process for identifying and evaluating director nominees; however, the Committee engaged a search firm in 2007 and 2008 to assist in identifying viable candidates. The Committee generally strives to have each director nominee satisfy at least the criteria set forth in the corporate governance guidelines. The Committee considers and evaluates the individual background and qualifications of each director nominee and the extent to which such background and qualifications might benefit the Company based on the size and composition of the Board at the time.

  Audit Committee.    The Audit Committee consists of five independent directors appointed by the Board to serve one-year terms. The members of the Audit Committee are Paul F. Balser, J. Richard Fredericks, Deborah R. Gatzek, Robert T. Parry and Glenn S. Schafer, each of whom is independent under the standards established by the Board and the NYSE. Mr. Schafer's appointment to the Audit Committee became effective January 23, 2008. Mr. Balser is Chairman of the Audit Committee. The Audit

  Committee assists the Board in monitoring (i) the integrity of the financial statements of the Company; (ii) the independent auditor's qualifications and independence; (iii) the performance of the Company's internal audit function and independent auditors; (iv) the compliance by the Company with legal and regulatory requirements; and (v) the Company's system of disclosure controls and system of internal controls over financial reporting. The Committee has the authority to select and retain (subject to the ratification by the Company's shareholders), and terminate when appropriate, the Company's independent auditor. The Audit Committee is responsible for setting the independent auditor's compensation and overseeing the work of the independent auditor. It also pre-approves all audit services and all permitted non-audited services to be provided by the independent auditor. The Audit Committee oversees the resolution of disagreements between management and the independent auditors in the event that they arise. The Board of Directors determined that each member of the Audit Committee meets the experience requirements of the NYSE and that Messrs. Balser, Fredericks, Parry and Schafer qualify as "audit committee financial experts" under the applicable SEC regulations. No member of the Audit Committee serves on an audit committee of more than two other public companies. The Audit Committee met six times during the 2007 fiscal year. The Audit Committee operates pursuant to a written charter that was adopted by the Board and is available on our Web site (http://ir.janus.com/governance.cfm) or by calling Janus at 888-834-2536. The charter is also attached to this Proxy Statement as Appendix B.

  Compensation Committee.    The Compensation Committee consists of three independent directors appointed by the Board to serve one-year terms. The members of the Compensation Committee are G. Andrew Cox, Jock Patton and Robert Skidelsky, each of whom is independent under the standards established by the Board and the NYSE. Mr. Patton is Chairman of the Compensation Committee. The Compensation Committee is appointed to discharge the Board's responsibility relating to the determination of compensation of the Company's independent directors and certain executive officers, and the review and approval of the compensation policy recommended by management with respect to all other employees. The Compensation Committee has the power to (i) authorize and determine all compensation and compensation plans for the officers and supervisory employees of the Company; (ii) administer the incentive compensation plans of the Company in accordance with the power and authority granted under such plans; (iii) determine any incentive allowances to be made to officers and staff of the Company; and (iv) determine, subject to ratification by the majority of independent directors, the compensation package for non-executive directors. The Compensation Committee met seven times during the 2007 fiscal year. The Committee operates pursuant to a written charter that was adopted by the Board and is available on our Web site (http://ir.janus.com/governance.cfm) or by calling Janus at 888-834-2536.

Corporate Governance

  Governance guidelines and policies

Consistent with the Board's commitment to observing good corporate governance practices, the Board has implemented policies and procedures intended to meet the requirements of the SEC and NYSE rules. As part of the process, the Board has revised and formalized the Company's principles of corporate governance in the form of corporate governance guidelines, reviewed and revised (where appropriate) the charters of the standing committees of the Board, and amended or adopted new policies and practices. Our corporate governance guidelines are available on our Web site (http://ir.janus.com/governance.cfm) or by calling Janus at 888-834-2536. The specific policies and guidelines that have been adopted and other actions taken include the following:

Policies and guidelines:

  •
  At least a majority of the members of the Board are independent (currently 85.7 percent are independent members), and all members of the Nominating, Audit and Compensation committees are independent.
  •
  The Board and each committee are required to undertake an annual self-evaluation.
  •
  No director may serve for more than five terms of three years each.
  •
  Directors are required to submit a letter of resignation at the first meeting after reaching the age of 72.
  •
  No director may serve on the Board of more than four public companies in addition to Janus.
  •
  No member of the Audit Committee may serve on the audit committee of more than two public companies in addition to Janus.
  •
  The Board shall consider the rotation of Committee chairs after a chairperson has served for three successive years.

Other actions taken:

  •
  At least once every three years, a committee of independent directors will evaluate the Company's shareholder rights plan (last undertaken in October 2007).
  •
  Stock options issued by the Company may not be re-priced without approval of the Company's shareholders.
  •
  Each non-executive director is required within three years from appointment to acquire and maintain shares of Janus common stock with a value (based on the value of the shares at the time of acquisition) equal to $250,000. All of the non-executive directors currently satisfy the above ownership requirement except our four most recently elected directors: Mr. Glenn S. Schafer (elected in December 2007), Mr. Timothy K. Armour (elected in March 2008), Mr. Jeffrey J. Diermeier (elected in March 2008) and Mr. Lawrence E. Kochard (elected in March 2008).

  Corporate Code of Business Conduct and Officer Code of Ethics

The Company's Officer Code of Ethics for the Principal Executive Officer and Senior Financial Officers (including its chief executive officer, chief financial officer and controller) (the "Officer Code") and Corporate Code of Business Conduct and Ethics for all employees are available on our Web site (http://ir.janus.com/governance.cfm) or by calling Janus at 888-834-2536. Any future amendments to or waivers of the Officer Code will be posted to the investor relations section of the Janus Web site (http://ir.janus.com/governance.cfm).

  Executive sessions of the Board of Directors

The Board has determined that the non-executive members of the Board shall convene periodic executive sessions at least once per year, and such sessions will consist of those directors who are independent under the standards established by the Board and the NYSE. The purpose of these sessions is to promote open discussion among independent directors and provide an opportunity for the directors to address concerns about the Company as well as the performance of the Board itself. Mr. Balser is the presiding director over these executive sessions. The Board met in executive session more than once in 2007.

  Director attendance at Annual Meeting of shareholders

The policy of the Board is to encourage directors to attend each annual meeting of shareholders. All of the eleven then-incumbent directors attended the 2007 Annual Meeting of the Company's shareholders.

  Shareholder communication with the Board of Directors

Individuals desiring to communicate with the presiding director of the Board, the non-management directors as a group or any other individual members of the Board (including the Chairman of the Board) shall direct their communications to the attention of Paul F. Balser, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206. All communications received, other than commercial solicitations or communications that are frivolous or deemed to be not relevant to corporate matters, will be forwarded to the Board or to the relevant Board member.

Certain Relationships and Related Transactions

Certain of our directors and executive officers from time to time may invest their personal funds in Janus-affiliated mutual funds on substantially the same terms and conditions as other similarly situated investors in these mutual funds who are neither directors nor employees.

All transactions that meet the standards set forth in our Related Party Transaction Approval Policy are to be brought before the Audit Committee for review and approval. The Related Party Transaction Approval Policy is available (in the Janus Corporate Code of Business Conduct and Ethics Policy) on our Web site (http://ir.janus.com/governance.cfm) or by calling Janus at 888-834-2536.

DIRECTOR COMPENSATION

Members of the Board who receive compensation as officers or employees of Janus do not receive any compensation for serving on the Board. Members of the Board who do not receive compensation as officers or employees of Janus receive the directors' compensation described below for the 2007-2008 fiscal year for directors (May 1, 2007 through April 30, 2008). The primary change to the director compensation program during 2007 was the replacement of monetary fees for participating in Board and committee meetings with certain annual cash retainers (effective May 1, 2007).

Annual retainer compensation:

  •
  A stock grant to all non-employee directors of immediately vested shares of Janus common stock, valued at approximately $100,000;
  •
  A cash retainer of $100,000 to all non-employee directors;
  •
  An additional cash retainer of $10,000 per committee for directors who are on each of the Audit, Compensation or Nominating committees;
  •
  An additional cash retainer of $25,000 if the director chairs the Audit Committee;
  •
  An additional cash retainer of $15,000 if the director chairs the Compensation Committee or the Nominating Committee;
  •
  An additional annual stock grant of immediately vested shares of Janus common stock valued at approximately $35,000 if member is serving as the lead or presiding director; and
  •
  An additional annual cash retainer of $250,000, payable in equal quarterly installments, if a member is serving as a non-executive Chairman of the Board.

In addition:

  •
  Upon joining the Board, a director receives a one-time restricted stock grant of Janus common stock with a three-year vesting schedule, valued at approximately $100,000; and
  •
  In recognition of Mr. Scheid's significant time commitment and contributions to Janus in 2006 and 2007, the Compensation Committee approved an additional $470,000 grant to Mr. Scheid of immediately vested shares of Janus common stock, which grant was made on August 3, 2007. Future special stock retainers similar to Mr. Scheid's $470,000 stock grant will be based on the Compensation Committee and Board's annual evaluation and may be adjusted, reduced or eliminated in future years.

In the event of extraordinary circumstances that require a material increase in the number of Board or committee meetings, the Board may reinstate meeting fees or adjust the annual retainer amounts as deemed appropriate by the Board. All amounts are prorated if a director joins after commencement of the directors' fiscal year.

All members of the Board are also reimbursed for reasonable travel and lodging expenses in connection with attending Board and committee meetings. In connection with reducing Janus' cost for Board travel, the Board limits the reimbursement of expenses related to the use of private aircraft by its Board members and executive officers. A director or officer who elects to use a private aircraft for business travel for Janus (unless under extraordinary circumstances as determined by the Chairman or the Chief Executive Officer) will only be reimbursed for the equivalent cost of a 14-day advanced business class airline ticket or comparable fare for domestic flights, or the cost of a first class airline ticket for international flights (where an international flight is required). If a director travels on a commercial airliner, Janus reimburses for up to the cost of a first class airline ticket.

In addition to the compensation outlined above, the directors are entitled to the following additional benefits:

  •
  Company-owned laptop computers are provided upon a director's election to facilitate secure access to the directors' intranet Web site and email.
  •
  Director education seminars are reimbursable or paid for by Janus annually (at least one per year is encouraged with no limit on the amount of seminars that a director can attend).
  •
  Janus maintains Director and Officer Insurance coverage and provides directors with special indemnification rights in the form of an indemnification agreement that exceeds the general rights provided under our Certificate of Incorporation.
  •
  As a courtesy to the directors, Janus files any required Forms 3, 4 and 5 under Section 16 of the Securities Exchange Act of 1934 on each director's behalf.
  •
  Janus offers a Matching Gift Program where every dollar contributed by a director to an eligible charity is matched dollar-for-dollar up to $10,000.

Subject to any deferral under our Amended and Restated Director Deferred Fee Plan, the following chart shows the compensation that each independent director earned for his or her service in calendar year 2007:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)		All Other Compensation ($)		Total ($)

Timothy K. Armour (3)	–	–	–		–		–

Paul F. Balser	$157,250	$100,013	–		$10,000	(4)	$267,263

Michael D. Bills (6)	$11,750	–	–		$10,000	(4)	$21,750

G. Andrew Cox	$120,750	$100,013	–		–		$220,763

James P. Craig, III (7)	$1,000	–	–		–		$1,000

Jeffrey J. Diermeier (3)	–	–	–		–		–

J. Richard Fredericks	$116,750	$133,340	–		–		$250,090

Deborah R. Gatzek	$118,500	$100,013	–		–		$218,513

Lawrence E. Kochard (3)	–	–	–		–		–

Robert T. Parry	$147,250	$166,679	–		–		$313,929

Jock Patton (8)	$138,406	$143,346	–		$5,000	(4)	$286,752

Landon H. Rowland	$104,000	$100,013	–		$10,000	(4)	$214,013

Glenn S. Schafer (9)	$4,900	–	–		–		$4,900

Steven L. Scheid	$353,000	$1,600,497	$692,401	(10)	$295,901	(5)	$2,941,799

Robert Skidelsky	$120,750	$100,013	–		–		$220,763

(1)
Amounts represent the annual cash retainer, the non-executive Chairman cash retainer, and Board and Committee meeting fees.
(2)
As the following chart further describes, the amounts shown in the "Stock Awards" column represent the expense of granted restricted stock awards recognized in 2007, as defined in Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R").

  Because the 2007 annual stock retainer award is fully vested, we recognize the entire amount of the annual stock retainer in 2007 in accordance with SFAS 123R.

Summary of 2007 Expense of Stock Awards Granted to Directors

Name	Annual Retainer	One-time Grants		Prior Year Grants (c)	Total

Mr. Balser	$100,013	–		–	$100,013

Mr. Cox	$100,013	–		–	$100,013

Mr. Fredericks	$100,013	–		$33,327	$133,340

Ms. Gatzek	$100,013	–		–	$100,013

Mr. Parry	$100,013	–		$66,666	$166,679

Mr. Patton	$100,013	$29,634	(a)	$13,699	$143,346

Mr. Rowland	$100,013	–		–	$100,013

Mr. Scheid	$100,013	$470,006	(b)	$1,030,478	$1,600,497

Mr. Skidelsky	$100,013	–		–	$100,013

  (a)
  Amount represents the 2007 expense related to a $100,013 restricted stock award granted to Mr. Patton upon joining the Board that will vest over three years.
  (b)
  Amount represents a stock retainer of immediately vested shares of Janus common stock granted to Mr. Scheid in recognition of his significant time commitment and contributions to Janus in 2006 and 2007.
  (c)
  Amounts represent our expenses in 2007 related to restricted stock awards previously granted to directors. For Mr. Scheid, the amount includes the continued vesting of his restricted stock awards previously granted to him as an executive of Janus in accordance with the retirement benefits described below under "Retirement Benefits for Our Current Chairman and Our Former CEO, Steven L. Scheid."
(3)
Messrs. Armour, Diermeier and Kochard joined the Board in March 2008. They did not receive any compensation in 2007.
(4)
The amount represents Janus' matching gift arising from a director's charitable contribution during 2007 under the Janus Matching Gift Program.
(5)
The amount includes $10,000 in Company's matching gift for a charitable contribution; $161,749 in relocation expenses; $8,216 in benefit costs; and $115,936 in tax "gross-up" payments in accordance with the retirement benefits described below under "Retirement Benefits for Our Current Chairman and Our Former CEO, Steven L. Scheid."
(6)
Mr. Bills retired from the Board in May 2007.
(7)
Mr. Craig retired from the Board in March 2007.
(8)
Mr. Patton joined the Board in March 2007.
(9)
Mr. Schaefer joined the Board in December 2007. Upon joining the Board, Mr. Schafer was entitled to an approximate $100,000 restricted stock award that will be granted in 2008 and vest over three years, and a prorated annual stock retainer equal to $38,000. (Janus did not incur any expense in 2007 for this grant.)
(10)
As the following chart further describes, the amounts in the "Option Awards" column represent the 2007 expense (as defined in SFAS 123R) of the continued vesting of stock option awards granted to Mr. Scheid in previous fiscal years as an executive of Janus in accordance with the retirement benefits described below under "Retirement Benefits for Our Current Chairman and Our Former CEO, Steven L. Scheid":

Summary of 2007 Expense of Stock Option Awards Granted to Mr. Scheid Prior to 2007

2004 Grant	$ 306,897

2005 Grant	$ 385,504

Total	$ 692,401

Amended and Restated Director Deferred Fee Plan.    Under our Amended and Restated Director Deferred Fee Plan, a director may elect to defer payment of all or any part of the above director fees until his or her service as a director is terminated. All monetary fees deferred under this plan are credited during the deferred period with the gains and losses of certain Janus-affiliated mutual funds elected by the director. All Janus stock awards deferred under this plan are converted into restricted stock units at the time of grant or at the time of vesting. A director's interest in the deferred monetary fees is payable only in cash in a single payment or in installments upon termination of service as a director. Any restricted stock units granted in connection with the deferral of stock are paid in the form of Janus common stock upon termination of service as a director. The Director Deferred Fee Plan is intended to comply with Section 409A of the Internal Revenue Code (the "Code"). Paul F. Balser, Michael D. Bills, G. Andrew Cox, J. Richard Fredericks, Deborah R. Gatzek, Robert T. Parry, Landon H. Rowland, Glenn S. Schafer and Robert Skidelsky elected to participate in this plan during fiscal year 2007.

Retirement Benefits for Our Current Chairman and Our Former CEO, Steven L. Scheid.    In connection with Steven L. Scheid's retirement as our Chief Executive Officer, the Compensation Committee and the Board in November 2005 approved an amendment to Mr. Scheid's long-term incentive ("LTI") awards to provide for acceleration of vesting in the event Mr. Scheid is removed as a director by the Board without "cause," and confirmed its intent to continue the vesting of Mr. Scheid's LTI awards so long as he serves on the Board. In addition, the Board confirmed that Mr. Scheid will be entitled to receive compensation in accordance with Janus' policies for director compensation, consistent with his capacity as Janus' non-executive Chairman. Mr. Scheid is also entitled to receive full health insurance coverage until December 31, 2008, and was reimbursed for certain relocation expenses. Such amounts are included in "All Other Compensation" in the table above.

Notwithstanding anything to the contrary set forth in any of Janus' previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporated future filings, including this Proxy Statement, the following sections titled "Audit Committee Report" and "Compensation Committee Report" shall not be incorporated by reference into any such filings, except to the extent Janus specifically incorporates any of the reports by reference therein.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for monitoring (i) the integrity of the financial statements of the Company; (ii) the independent auditor's qualifications and independence; (iii) the performance of the Company's internal audit function and independent auditor; (iv) the compliance by the Company with legal and regulatory requirements; and (v) the monitoring of the Company's system of disclosure controls and its system of internal controls over financial reporting. The Audit Committee is composed of five independent directors and operates under a written charter adopted and approved by the Board. Each Audit Committee member is independent under the standards established by the Board and the NYSE.

Management has primary responsibility for the financial reporting process, including the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles ("GAAP"). Management also has responsibility for establishing and maintaining the Company's system of internal controls over financial reporting and assessing the effectiveness of those controls annually, as required by Section 404 of the Sarbanes-Oxley Act of 2002. The independent auditor is responsible for auditing the Company's financial statements and management's conclusion that the Company's internal control structure was effective as of December 31, 2007. The Committee's responsibility is to monitor and review these processes. It is not the Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on the information provided to it and on management's representation that the financial statements have been prepared with integrity and objectivity, and in conformity with accounting principles generally accepted in the United States of America. The Committee also relied on the representations of the independent auditor included in its report on the Company's financial statements.

The Committee held six meetings during 2007. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the Company's independent auditor, Deloitte. The Committee discussed with the Company's internal auditors and independent auditor the overall scope and plans for their respective audits. The Committee met with each of the internal and independent auditors, the Company's Chief Compliance Officer and other members of management, separately and as a group, to discuss the results of their examinations and their evaluations of the Company's internal controls.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2007, with management of the Company and Deloitte. The Audit Committee also discussed with Deloitte matters required to be discussed with audit committees under generally accepted auditing standards including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU Sec. 380).

The Company's independent auditor also provided the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and the Committee discussed with the independent auditor its independence from the Company. When considering the independence of Deloitte, the Audit Committee considered whether the provision by Deloitte of services to the Company beyond those rendered in connection with its audit and review of the Company's consolidated financial statements was compatible with maintaining its independence.

Following the Committee's review and these meetings, discussions and reports, and subject to the limitations of the Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2007, be included in the Company's Annual Report on Form 10-K filed with the SEC.

Respectfully,

Members of the Audit Committee

              Paul F. Balser, Chairman
              J. Richard Fredericks
              Deborah R. Gatzek
              Robert T. Parry
              Glenn S. Schafer

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF DELOITTE
& TOUCHE LLP AS INDEPENDENT AUDITOR

The Audit Committee has appointed Deloitte as independent auditor for the 2008 fiscal year. The Board is proposing that the appointment of Deloitte be ratified by the shareholders of the Company, consistent with the Audit Committee's charter. Deloitte has audited our consolidated financial statements for the 2007 fiscal year and performed other services. If the appointment is not ratified by the shareholders of the Company, the Audit Committee will take that into account in determining whether to retain Deloitte as our independent auditor.

Fees incurred by company for Deloitte

The following table shows the fees paid or accrued by the Company for audit and other services provided by Deloitte for fiscal years ending December 31, 2007 and 2006, respectively.

	2007	2006

Audit Fees(1)	$820,000	$785,000
Audit-Related Fees(2)	$147,000	$211,000
Tax Compliance Fees(3)	$78,000	$202,000

Total	$1,045,000	$1,198,000

(1)
Audit services consisted of the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K, attestation work required by Section 404 of the Sarbanes-Oxley Act of 2002 in order to issue an opinion on management's assessment of the effectiveness of internal controls over financial reporting, reviews of the consolidated financial statements included in its quarterly reports on Form 10-Q and other audit services that are normally provided in connection with statutory or regulatory filings.
(2)
Audit-related fees consisted of financial accounting and SEC reporting consultations, issuance of consent letters, audit of the Company's benefit plan, and other audit services not required by statute or regulation.
(3)
Tax compliance fees consisted of sales and use tax assistance with refund claims, tax return filings in certain foreign jurisdictions, assistance with tax audits, and miscellaneous state and federal income tax-related issues.

The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of Deloitte.

Audit Committee Pre-Approval Policies and Procedures.    All services performed by Deloitte after May 2004 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee in May 2003, as amended in November 2003. This policy describes the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that our independent auditor may perform. The policy requires that a description of the services expected to be performed by our independent auditor in each of the Disclosure Categories be presented to the Audit Committee for approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally approves a narrow range of fees associated with each proposed service. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

At each meeting, the Audit Committee reviews the status of services and fees incurred year-to-date against the original pre-approved services and the forecast of remaining services and fees for the fiscal year.

Attendance at Annual Meeting.    A representative of Deloitte is expected to be present at the Annual Meeting with the opportunity to make a statement and to answer appropriate shareholder questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR FISCAL YEAR 2008.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners and Management

The table below sets forth information regarding beneficial ownership of our outstanding common stock for purposes of voting at the Annual Meeting as of March 3, 2008, by (i) beneficial owners of more than 5 percent of our outstanding common stock who have publicly disclosed their ownership, (ii) each named executive officer and each member of our Board, and (iii) all of our officers and directors as a group. The Company has no knowledge of any arrangement that would at a subsequent date result in a change in control of the Company.

	Shares of Common Stock Beneficially Owned (1)
Name
	Number		Percentage
FMR Corporation	22,982,415	(2)	14.03%
AXA Financial Inc.	21,217,479	(3)	12.96%
Ariel Capital Management, LLC	14,907,476	(4)	9.10%
BlackRock, Inc.	11,490,638	(5)	7.02%
Steven L. Scheid Chairman of the Board of Directors	469,474	(6)	*
Timothy K. Armour (7) Director	0		*
Paul F. Balser Director	146,938	(8)	*
Robin C. Beery Executive Vice President, Chief Marketing Officer	166,581	(6)	*
Gary D. Black Director, Chief Executive Officer	1,739,411	(6)	1.06%
Robert W. Blakley Vice President and Controller	11,520	(6)	*
Daniel P. Charles Senior Vice President of JanusINTECH Institutional Asset Management	31,268	(6)	*
Jonathan D. Coleman Executive Vice President and Co-Chief Investment Officer of JCM	634,517	(6)	*
G. Andrew Cox Director	44,240	(8)	*
Jeffrey J. Diermeier (9) Director	0		*
J. Richard Fredericks Director	11,714	(8)	*
Gregory A. Frost Executive Vice President, Chief Financial Officer	87,965	(6)	*
Deborah R. Gatzek Director	33,855	(8)	*
Kelley A. Howes Executive Vice President, General Counsel and Secretary	95,788	(6)	*
Andrew J. Iseman (10) Executive Vice President and Chief Operating Officer	82,655	(6)	*
Lawrence E. Kochard (11) Director	0		*
Dominic C. Martellaro Executive Vice President	84,563	(6)	*
Robert T. Parry Director	29,873	(8)	*
Jock Patton (12) Director	13,300		*
Landon H. Rowland Director	1,960,940	(8)(13)	1.20%
Glenn S. Schafer (14) Director	5,012	(8)	*

Robert Skidelsky Director	50,150	(8)	*
R. Gibson Smith Executive Vice President and Co-Chief Investment Officer of JCM	310,333	(6)	*
All Directors and Executive Officers as a Group (23 Persons) (6)(8)	6,010,097		3.67%

*
Less than 1% of the outstanding shares.
(1)
Ownership is based on the number of shares outstanding as of March 3, 2008, plus any shares that may be acquired upon the exercise of options, restricted stock unit distributions or other convertible securities that are exercisable on March 3, 2008, or will become exercisable within 60 days of that date. Except as noted, the holders have sole voting and dispositive power over the shares.
(2)
Based upon information in its Amendment No. 1 to Schedule 13G filed on February 14, 2008. The address of FMR Corporation is 82 Devonshire Street, Boston, Massachusetts 02109.
(3)
Based upon information in its Amendment No. 2 to Schedule 13G filed on February 14, 2008. The address of AXA Financial Inc. is 1290 Avenue of the Americas, New York, New York 10104.
(4)
Based upon information in its Amendment No. 6 to Schedule 13G filed on February 12, 2008. The address of Ariel Capital Management, LLC Inc. is 200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601.
(5)
Based upon information in its initial Schedule 13G filed on February 8, 2008. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.
(6)
Under applicable law, shares that are held indirectly may also be considered beneficially owned. Such shares represented above include the following shares held in Janus' ESOP: Mr. Scheid owns 825 shares; Mr. Black owns 1,513 shares; Ms. Beery owns 6,662 shares; Mr. Blakley owns 1,193 shares; Mr. Charles owns 341 shares; Mr. Coleman owns 9,465 shares; Mr. Frost owns 3,555 shares; Ms. Howes owns 8,156 shares; Mr. Iseman owns 2,627 shares; Mr. Martellaro owns 668 shares; and Mr. Smith owns 2,710 shares.
(7)
Mr. Armour joined the Board on March 6, 2008.
(8)
Includes restricted stock units held by certain directors. Such restricted stock units do not have any voting rights, are entitled to dividend equivalents, and will be paid in shares of Company common stock upon termination of service as a director, all in accordance with the Amended and Restated Director Deferred Fee Plan. The restricted stock units represented in the amounts shown are as follows: Mr. Balser holds 27,302 units; Mr. Cox holds 32,968 units; Mr. Fredericks holds 11,714 units; Ms. Gatzek holds 22,598 units; Mr. Parry holds 29,873 units; Mr. Rowland holds 10,528 units; Mr. Schafer holds 5,012 units; and Lord Skidelsky holds 22,291 units.
(9)
Mr. Diermeier joined the Board March 7, 2008.
(10)
Mr. Iseman announced his resignation to be effective April 3, 2008.
(11)
Mr. Kochard joined the Board March 9, 2008.
(12)
Mr. Patton joined the Board March 12, 2007.
(13)
Mr. Rowland owns 435,410 shares held in two revocable trusts of which he is trustee. Mr. Rowland is also deemed to beneficially own 6,959 shares held by his wife in a revocable trust of which she is trustee and 2,015 shares held by his wife in her name only.
(14)
Mr. Schafer joined the Board December 14, 2007.

EXECUTIVE OFFICERS OF THE COMPANY

The following is a list of individuals serving as executive officers of the Company or a direct subsidiary as of the date of this Proxy Statement. All Company executive officers are elected annually and serve at the discretion of our Board of Directors.

Name	Age	Position

Gary D. Black	48	Chief Executive Officer and member of the Board of Directors

Robin C. Beery	40	Executive Vice President and Chief Marketing Officer

Robert W. Blakley	37	Vice President and Controller

Daniel P. Charles	41	Senior Vice President and Managing Director of JanusINTECH Institutional Asset Management of JCM

Jonathan D. Coleman	37	Executive Vice President and Co-Chief Investment Officer of JCM

Gregory A. Frost	37	Executive Vice President and Chief Financial Officer

Kelley A. Howes	42	Executive Vice President, General Counsel and Secretary

Andrew J. Iseman	43	Executive Vice President and Chief Operating Officer (resigning on April 3, 2008)

Dominic C. Martellaro	46	Executive Vice President and Managing Director of Janus Global Advisors

R. Gibson Smith	40	Executive Vice President and Co-Chief Investment Officer of JCM

Gary D. Black's biographical information is included under "Proposal No. 1 – Election of Directors, Nominees for election to the Board of Directors for a three-year term expiring in 2011" above.

Robin C. Beery has served as Executive Vice President of the Company since February 2005 and Chief Marketing Officer of the Company since January 2003. She served as Senior Vice President of the Company from August 2003 to January 2005 and as Vice President of the Company from January 2003 to August 2003. She has served as Chief Marketing Officer and Vice President of JCM since April 2002. She previously served as Vice President and Director of Marketing and Communications for Janus Capital Corporation ("JCC"; the predecessor company to JCM) from January 1997 to April 2002, and Assistant Vice President of Retail Marketing for JCC from January 1997 to January 1999.

Robert W. Blakley has served as Vice President and Controller of the Company since July 2007. He previously served as Assistant Vice President of Financial Planning and Analysis from May 2006 to July 2007 and as Director of External Financial Reporting from October 2002 to May 2006 for JCM. Prior to joining Janus, he was an Audit Manager with Deloitte.

Daniel P. Charles has served as Senior Vice President of JCM since January 2008, and Managing Director of JanusINTECH Institutional Asset Management since November 2007. He served as Vice President of JCM from August 2005 to November 2007. He previously served as Managing Director, National Head of Sales for Bank of America Institutional Investment Solutions from 2004 to 2005, and as Director and Eastern Regional Manager from 2003 to 2004 for Bank of America Capital Management. From 1989 to 2002, he served as Managing Director of ING Aetna Financial Services.

Jonathan D. Coleman has served as Executive Vice President and Co-Chief Investment Officer ("Co-CIO") of JCM since November 2006. In addition to his Co-CIO duties, he has served as Portfolio Manager of Janus Fund and other large cap growth portfolios sold through intermediary and institutional channels since November 2007. He previously served as the Portfolio Manager for the U.S.-based Janus Enterprise Fund and other mid-cap growth portfolios sold through international, intermediary and institutional distribution channels from 2002 to November 2007. In 1994, Mr. Coleman joined Janus as a Research Analyst, and from 1997 through 2000, he co-managed Janus Venture Fund.

Gregory A. Frost has served as Executive Vice President of the Company since January 2008 and Chief Financial Officer since March 2007. He previously served as Senior Vice President from February 2005 to January 2008. He served as Controller of the Company from January 2003 to March 2007 and for JCM and JCC from April 2002 to March 2007. He previously served as Vice President of the Company from January 2003 to February 2005 and served as Assistant Treasurer for JCC from December 1997 to August 2002.

Kelley A. Howes has served as Executive Vice President of the Company since January 2008 and General Counsel and Secretary since March 2007. From March 2007 to January 2008 she served as Senior Vice President. For JCM (and JCC prior to the formation of JCM), she served as Senior Vice President from August 2004 to March 2007 and General Counsel from February 2004 to March 2007. She previously served as Vice President from December 1999 to August 2004. Ms. Howes served as a member of the Board of Directors of JCC from February 2002 to May 2002. She also served as President and CEO of Janus Investment Fund, Janus Aspen Series and Janus Adviser Series (collectively, "Domestic Funds") from January 2006 to February 2007, General Counsel of the Domestic Funds from March 2004 to December 2005, Vice President and Secretary from December 1999 to December 2005 and Assistant General Counsel from December 1999 to February 2004.

Andrew J. Iseman has served as Executive Vice President of the Company since January 2008 and Chief Operating Officer since May 2007 (but has announced his resignation to be effective April 3, 2008). He has served as President and CEO of Domestic Funds since March 2007. He served as Senior Vice President from March 2007 to January 2008 and Chief Operating Officer of JCM from March 2007 to May 2007. He previously served as Senior Vice President of Enhanced Investment Technologies, LLC ("INTECH") from May 2005 to March 2007. He served as Vice President of JCM from January 2003 to May 2005. Prior to joining Janus, Mr. Iseman served as Vice President and Chief Operating Officer of Berger Financial Group LLC from 1999 to January 2003.

Dominic C. Martellaro has served as Executive Vice President and Managing Director of Global Advisors of the Company and JCM since February 2005. He served as Senior Vice President of JCM from August 2004 to February 2005. He previously served as Managing Director at Front Point Partners from March 2003 to August 2004 and at Morgan Stanley Investment Management from December 1995 to March 2003.

R. Gibson Smith has served as Executive Vice President and Co-CIO of JCM since November 2006. In addition to his Co-CIO duties, he is Portfolio Manager of the High Yield discipline and Co-Portfolio Manager of the Flexible Bond discipline and the Balanced discipline. He previously served as the Portfolio Manager of the Short Duration discipline from July 2003 to May 2007. From 2001 to 2003, he served as an Analyst and Assistant Portfolio Manager. Prior to joining Janus in January 2001, Mr. Smith worked in the fixed-income division at Morgan Stanley.

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

To attract, motivate and retain highly qualified executives, senior professionals and other key employees who are critical to our success, we provide above-market compensation opportunities for strong levels of performance, with actual payouts dependent on company and individual performance. We set significant goals and measure our success in many ways, including delivering consistently strong fund performance; increasing long-term net flows; improving operating margins and earnings; improving and leveraging our Janus, INTECH and Perkins brands; developing innovative investment products and solutions; expanding our distribution channels; and mentoring and developing our future leaders.

We believe that we performed very well in 2007 relative to: (i) our established financial performance goals and key strategic objectives (described in the subsection titled "Second Component of Total Compensation – Variable Compensation"); (ii) our last several years of actual performance; and (iii) our asset management industry peers. Summarized below, our 2007 accomplishments helped drive significant increases in value for our shareholders and supported the 2007 compensation levels paid to our named executive officers:

  •
  Delivered strong relative investment performance across multiple time periods, with 89 percent, 86 percent and 76 percent of the mutual funds in Janus' primary retail fund family, Janus Investment Fund, in the top half of their Lipper categories on a one-, three- and five-year total-return basis, respectively, as of December 31, 2007.1
  •
  Generated positive long-term net flows for the second consecutive year, an increase of $7.5 billion over 2006.
  •
  Improved our full-year earnings per share from continuing operations by 66 percent.
  •
  Improved our operating margins to 31.3 percent from 25.5 percent in 2006.
  •
  Increased our market penetration of the domestic intermediary channel.
  •
  Expanded our global and alternative product lineup and our non-U.S. distribution footprint.
  •
  Launched the "Go Farther" marketing campaign and strengthened our brand reputation.
  •
  Implemented a more efficient capital structure.
  •
  Reduced shares outstanding by 14 percent.

1 Detailed Lipper total return rankings for all Janus Investment Fund funds are set forth in Appendix C.

COMPARISON TO OUR PEER GROUP

Use of Compensation Consultants.    The Compensation Committee ("Committee") of Janus' Board of Directors ("Board") relies in part upon advice from compensation consultants. In 2007 and 2008, the Committee's compensation consultants included both McLagan and Johnson Associates, Inc. (the "Committee Consultants"). The Committee Consultants bring objective perspectives and provide comprehensive comparative data about the financial services industry, which enhances the Committee's decision-making process. During 2007, the Committee Consultants provided the Committee with market compensation data and information about pay trends primarily within the financial services industry, and assisted the Committee with analyses and recommendations relating to Janus' various compensation programs. McLagan also assisted in the refinement of our pay program's design and completed analyses comparing Janus' compensation practices with a peer group of similar companies.

Benchmarking with Peer Group Comparisons.    We use both a broad sampling of companies in our industry and a more select peer group to benchmark the appropriateness and competitiveness of our compensation programs. The Committee Consultants annually recommend the composition of a peer group to the Committee, and the Committee reviews and discusses such proposed peer group with management.

Factors used when determining the appropriateness of the peer group companies include, but are not limited to, company performance, profitability, size, organizational structure and the complexity of the company's business model. The Committee used the following peer group companies when making compensation comparisons for the named executive officers during 2007:

AllianceBernstein L.P.	Lehman Brothers Asset Management	OppenheimerFunds, Inc.
American Century Investments	Lincoln Financial Corp./Delaware Investments	T. Rowe Price Associates, Inc.
Eaton Vance Management	MFS Investment Management	Putnam Investments
Franklin Templeton Investments	Morgan Stanley Investment Management	Western Asset Management Co.
Invesco Ltd.	Nuveen Investments

ELEMENTS OF TOTAL COMPENSATION

Our executive compensation program generally consists of two overall compensation components – fixed compensation (base salary) and variable compensation. Variable compensation includes both cash and LTI compensation, which are described more fully below. Variable compensation represents the largest component of our executives' 2007 total compensation because we believe that the compensation of our most senior executives, those who have the greatest ability to influence Janus' performance, should be primarily performance-based. We believe that this approach ensures that our executives' interests are aligned with the long-term interests of our public and fund shareholders.

The Committee considers several factors when determining a named executive officer's total compensation opportunity, including, but not limited to:

  •
  Market data from the broader industry and Janus' peer group. Where appropriate, market data is adjusted up or down to reflect differences in the scope of a position, the complexity of the company and other relevant characteristics.
  •
  Individual performance, experience, skill, contribution to Janus and the anticipated level of difficulty in replacing the position.
  •
  Tally Sheets, which detail all components of each named executive's compensation, including salary, bonus and LTI compensation, the benefit and cost of all perquisites and other personal benefits, and the actual projected payout obligations under several potential severance and change in control scenarios, including death, disability, retirement, voluntary termination, and termination with and without cause.
  •
  Wealth accumulation analysis, which illustrates the past, present and future values of compensation generated from past and future LTI awards using various stock price assumptions.
  •
  The Committee Consultants' advice and recommendations.

The following table shows our mix of fixed and variable compensation in 2007 for the named executive officers relative to the mix within our peer group companies:

First Component of Total Compensation – Fixed Compensation

In January 2008, the Committee approved adjustments to two of the five named executive officers' base salaries. When it established base salary levels and approved these adjustments, the Committee considered the following factors:

  •
  Increases in the executives' job responsibilities and experience;
  •
  Sustained individual performance;
  •
  Internal equity among the non-investment members of the executive management committee (the "Executive Committee");
  •
  Competitive market data from the peer group companies; and
  •
  Advice and guidance from the Committee Consultants.

		Base Salary (in 000s)

	Position	2007	2008

Black, Gary D.	Chief Executive Officer	$800	$800

Frost, Gregory A.	Chief Financial Officer	$350	$400

Coleman, Jonathan D.	Co-Chief Investment Officer	$500	$500

Smith, R. Gibson	Co-Chief Investment Officer	$500	$500

Beery, Robin C.	Chief Marketing Officer	$375	$400

    The named executive officers' fixed compensation is also shown in the "Salary" column of the "Executive Compensation – Summary Compensation Table" on page 41.

Second Component of Total Compensation – Variable Compensation

At the beginning of each year, the Committee sets, with guidance from senior management and the Committee Consultants, (i) the performance-based criteria that must be achieved before funding of the variable compensation pool for named executive officers can occur in accordance with Section 162(m) of the Code (as described below under "Compliance with Section 162(m) and Other Tax Matters"); (ii) the potential levels of funding of the variable compensation pool based on that year's financial goals and key strategic objectives (the "Company Performance Multiplier"); (iii) the target variable compensation levels and maximum payouts for each named executive officer; and (iv) each named executive officer's individual performance objectives (the "Individual Performance Multiplier").

At the end of the year, the Committee determines the actual variable compensation payouts based on the Company Performance Multiplier and the Individual Performance Multiplier. Total variable compensation awards are generally split 60 percent cash and 40 percent LTI. For our named executive officers, target variable compensation awards are based on competitive compensation data gathered from the peer group companies and other factors determined by the Committee. Actual awards can vary significantly from year to year and from executive to executive based on Company, individual and team performance as measured against established qualitative and quantitative criteria. The following table illustrates how the Company and Individual Performance multipliers can impact actual variable compensation awards:

Example:	Scenario #1	Scenario #2
	At-Target Performance	Illustrative Actual Performance
Target Variable Compensation Award	$1,000,000	$1,000,000
x Company Performance Multiplier	100%	120%
x Individual Performance Multiplier	100%	105%

= Actual Variable Compensation Award	$1,000,000	$1,260,000

  Variable Cash Compensation.    The named executive officers' variable cash compensation in 2007 was paid in accordance with the Janus Management Incentive Compensation Plan ("2003 Management Plan"). The 2003 Management Plan was approved by our public shareholders in 2003 and identifies the performance criteria that we can use in setting variable cash compensation for selected officers and employees. This 2003 Management Plan is important because it permits all performance-based cash compensation over $1 million that is paid to the named executive officers in accordance with the 2003 Management Plan to be tax deductible. Under the Internal Revenue Services rules related to this tax deductibility limitation, we need you, as a shareholder of Janus, to approve a similar plan every five years. Thus, as you will see in this Proxy Statement under Proposal No. 3, we are asking you to approve Janus' 2008 Management Incentive Compensation Plan ("2008 Management Plan"). A summary of Proposal No. 3, the material terms of the 2008 Management Plan and changes made from the 2003 Management Plan are provided on page 37.

  Variable LTI Compensation.    At Janus, LTI compensation awards to senior management include a mix of restricted stock, stock options and Janus mutual fund units. Generally, the target mix of LTI for our named executive officers is fixed at 50 percent Janus equity (half restricted stock and half stock options) and 50 percent Janus mutual fund units. We believe the combination of Janus equity and mutual funds encourages our named executive officers to balance the value they deliver to both our public and fund shareholders. The Committee may in the future adjust the mix of LTI awards or approve different award types as part of the overall LTI awards for its senior management. The annual LTI awards granted in 2007 are subject to a four-year vesting schedule, with the potential for partial accelerated vesting if Janus exceeds pre-established earnings per share growth objectives. The annual LTI awards granted in 2008 are subject to a three-year vesting schedule and will not include the 2007 grant's potential for partial accelerated vesting.

Fiscal Year 2007 Variable Compensation

  2007 Variable Compensation Pool.    For 2007, the performance criteria to determine whether the variable compensation pool would be funded consisted of Janus' achievement of thresholds of either adjusted investment management operating margin or adjusted return on equity, with any adjustments by the Committee being limited to non-recurring or one-time items consistent with GAAP, gains or losses arising from a change in accounting policy, and gains or losses related to one-time transactions.

  The Committee then approved Janus' Financial Performance Goals and Key Strategic Objectives (as described below) which determine the level of funding for the 2007 variable compensation pool (otherwise known as the "Company Performance Multiplier"), and weighted them equally (50 percent each) to reflect the Committee's view that financial and strategic performance are equally important determinants of shareholder value. When determining the level of variable compensation pool funding, the Committee retained the discretion to take into consideration extraordinary events, changes in the industry, our employees' overall efforts or contributions, the degree of difficulty of financial goals and strategic objectives, market conditions and other factors that may impact our executive and employee retention. Based on the different potential levels of performance under the Financial Performance Goals and Key Strategic Objectives, the Committee then set the funding ranges of between 0 percent and 200 percent.

  2007 Financial Performance Goals.    The Committee approved the following Financial Performance Goals for 2007: investment management operating margin (ranging from less than 24 percent to greater than 32 percent) and long-term net flows (ranging from negative net flows to greater than $6 billion).

  2007 Key Strategic Objectives.    The Committee also approved the following Key Strategic Objectives for 2007 and designated a priority weight to each as follows:

Category	2007 Key Strategic Objective	Weight

Distribution	Expand our institutional, intermediary and international distribution channels	40%

Investment Performance	Maintain consistent, strong investment performance in Janus-affiliated mutual funds	20%

Branding	Strengthen our overall image	20%

Product	Leverage and expand the product line	10%

Human Capital	Continue to enhance the alignment of interests between Janus employees and shareholders	10%

  2007 Individual Performance Objectives.    With recommendations from the CEO and our Human Resources department, individual performance objectives were established for each named executive officer. Individual performance objectives included (i) financial goals (e.g., net flows, individual and team fund performance, capital plan implementation and distribution channel profitability); (ii) strategic objectives (e.g., international and alternative product launches, marketing and brand campaign launches, diversity initiatives, leadership development and mentoring of key employees, and succession planning); and (iii) effectiveness as a member of the Executive Committee (e.g., teamwork and leadership).

  2007 Evaluation of Actual Company and Individual Performance.    Based on our 2007 accomplishments outlined in the "Introduction" section, we believe our performance was strong. We exceeded expectations under the 2007 Financial Performance Goals: Our investment management operating margin increased to 31.3 percent (compared to 25.5 percent in 2006) and our long-term net flows reached $9.8 billion (compared to $2.3 billion in 2006). We also achieved a large majority of the established goals under the 2007 Key Strategic Objectives. As a result, the Committee determined in January 2008 (with advice from McLagan) to fund the variable compensation pool at 120 percent of target levels.

  The Committee then evaluated the performance of each named executive officer with consultation from the CEO, our Human Resources department and McLagan. Based on performance against the individual performance objectives, the Committee determined an Individual Performance Multiplier for each named executive officer, ranging from 109 percent to 120 percent of his or her target variable compensation. Differences in the individual named executives' actual variable compensation payouts can be attributed to variances in each named executive officer's target compensation levels and each named executive officer's performance against his or her individual performance objectives.

  The components of the named executive officers' variable compensation for fiscal year 2007 are more fully identified in the section titled "Executive Compensation – Summary Compensation Table." The following table summarizes the variable compensation amounts earned by each named executive officer by applying the Company Performance Multiplier and the Individual Performance Multiplier:

	2007 Actual Annual Variable Compensation (in 000s)

	Cash	Long-Term Incentive

Black, Gary D. (1)	$5,340	$3,560

Frost, Gregory A.	$690	$460

Coleman, Jonathan D. (2)	$2,100	$1,400

Smith, R. Gibson (2)	$2,100	$1,400

Beery, Robin C.	$1,275	$850

    (1)
    The Committee and Mr. Black agreed that his entire 2007 LTI award be in the form of stock options in order to strengthen the alignment of his interests with those of our public shareholders, primarily because stock options provide him with actual value only if Janus' stock price rises from the grant date.
    (2)
    Only includes the variable compensation paid for their roles as Co-CIOs, and does not include their portfolio management compensation, which is presented in the next subsection titled "Co-Chief Investment Officer's Portfolio Manager Variable Compensation."

ADDITIONAL 2007 COMPENSATION FOR CERTAIN NAMED EXECUTIVE OFFICERS

Co-Chief Investment Officer's Portfolio Manager Variable Compensation

In addition to the compensation received for the role of Co-CIO, each Co-CIO is compensated for his role as a portfolio manager which consists of managing one or more mutual funds, portfolios or accounts affiliated with Janus (collectively, the "Managed Funds"). The portion of variable compensation earned for these responsibilities is consistent with the existing portfolio manager compensation methodology. For 2007 and 2008, the portfolio manager compensation pool is funded based on revenues generated by assigned products. Actual payouts are primarily based on one-, three- and five-year performance as compared to the applicable peer groups and are heavily weighted toward three- and five-year performance. By focusing portfolio manager-based variable compensation on relative fund investment performance, we believe that we appropriately align the interests of our portfolio managers with our fund shareholders. The table below illustrates the portfolio manager-based compensation for the Co-CIOs. Total variable compensation for the Co-CIOs is outlined in the "Executive Compensation – Summary Compensation Table" on page 41.

	Co-CIO's 2007 Actual Portfolio Manager Variable Compensation (in 000s)

	Cash	Long-Term Incentive (1)

Coleman, Jonathan D.	$2,753	$1,208

Smith, R. Gibson	$2,980	$1,221

    (1)
    Variable compensation for the Co-CIO's portfolio manager compensation component is split 67 percent cash and 33 percent LTI awards.

Special Additional Awards to Named Executive Officers

In addition to the annual cash and LTI awards made to the named executive officers as described under "Fiscal Year 2007 Variable Compensation" above, Ms. Beery and Mr. Frost received special compensation awards as outlined in the following chart. Mr. Frost received a special award totaling $500,000 in recognition of his promotion to Chief Financial Officer. The large majority of this promotion award was paid to Mr. Frost in restricted stock and mutual fund units rather than cash in order to provide a greater alignment with Janus' public and fund shareholders. Ms. Beery is a tenured member of Janus' Executive Committee and received a special $2 million LTI grant to recognize her long-standing contributions in driving the firm's key strategic priorities and objectives. As Ms. Beery's responsibilities in distribution, product and marketing continue to expand, the Committee believes she will play a critical role on the Executive Committee going forward and thus, further aligned her interests with our shareholders through this special LTI grant. The vesting schedule for the LTI awards to Ms. Beery and Mr. Frost described in the following chart is subject to the achievement of performance criteria established by the Committee in compliance with Section 162(m) of the Code.

	Cash Award	LTI Award			Reason	Vesting Schedule

Frost, Gregory A.	$100,000	$ $	200,000 200,000	Restricted Stock Mutual Fund Units	Promotion to Chief Financial Officer	Two Year Ratable

Beery, Robin C.	—	$ $	1,000,000 1,000,000	Restricted Stock Stock Options	Outstanding Contributions	Four Year Ratable

2007 AGGREGATE TOTAL COMPENSATION

The following table summarizes the Committee's assessment of the aggregate amounts earned by each of the named executive officers in 2007. These amounts may not conform to the Summary Compensation Table and other tables included within this Proxy Statement, which are presented in accordance with SEC guidelines.

Name	Base Salary	Incentive Cash Compensation (1)	Restricted Stock and Stock Options (2)	Mutual Fund Units (3)	Other Incentive-Based Cash Compensation (4)	Total Annual Compensation	Other Cash Bonus (5)	Special Additional LTI Grants (6)

Black, Gary D.	$800,000	$5,340,000	$3,560,000	–	–	$9,700,000	–	–

Frost, Gregory A.	$343,177	$690,000	$230,000	$230,000	–	$1,493,177	$100,000 (6)	$400,000

Coleman, Jonathan D.	$500,000	–	$1,304,017	$1,304,017	$4,852,674	$7,960,708	–	–

Smith, R. Gibson	$500,000	–	$1,310,590	$1,310,590	$5,080,000	$8,201,180	–	–

Beery, Robin C.	$375,000	$1,275,000	$425,000	$425,000	–	$2,500,000	–	$2,000,000

(1)
Incentive cash compensation is the amount earned in the current year, but paid in the subsequent year.
(2)
Restricted Stock and Stock Options are the amount of equity-based incentive compensation earned in the current year, but granted in either the current or subsequent year.
(3)
Mutual Fund Units are the amount of non-equity incentive compensation earned in the current year, but paid in the subsequent year.
(4)
Represents incentive-based cash compensation under the portfolio management incentive plan and the Co-CIOs' employment agreements and consists of the amounts earned in the current year and paid in either the current or subsequent year.
(5)
Other Cash Bonus includes non-incentive cash payments earned during the year, but paid in either the current or subsequent year. Because this is a special award, this amount is excluded from the "Total Annual Compensation" column.
(6)
Please refer to the "Special Additional Awards to Named Executive Officers" section above. Because these are special awards, this amount is excluded from the "Total Annual Compensation" column.

OWNERSHIP GUIDELINES

The Committee has established Janus equity and mutual fund ownership guidelines for executive officers of Janus and key employees of Janus affiliates, including those named in the "Executive Compensation – Summary Compensation Table." As described in the table below, depending on their position and the level of their total target compensation, these officers and employees are expected over time to acquire and hold Janus equity (common stock and in-the-money stock options) and Janus-affiliated mutual funds of between one and four times their base pay. Each named executive officer is an Executive Committee Member, resulting in a "four times base pay" ownership guideline.

Total Target Compensation	Ownership Guidelines	Restricted Stock and/or In-the-Money Stock Options	Janus-affiliated Mutual Funds

Executive Committee Members	4x Base Pay	2x	2x

$1.5 million and above	4x Base Pay	2x	2x

$500,000 to $1.499 million	2x Base Pay	1x	1x

$250,000 to $499,000	1x Base Pay	0.5x	0.5x

Under $250,000	None

Officers and applicable employees are expected to meet the above ownership guidelines by the end of 2010, while employees that become subject to these guidelines or have changes to their compensation are expected to comply with the applicable ownership level within five years from such triggering event (absent unusual circumstances). The Committee believes that these ownership guidelines further enhance the alignment of each executive's interests with corporate and fund shareholders, and thereby promote the ultimate objective of increasing long-term shareholder value. Currently, all named executive officers satisfy these ownership guidelines.

GRANTING PROCEDURES FOR LTI AWARDS

LTI awards are granted pursuant to written grant procedures. For all LTI awards granted, our practice is to determine the dollar amount of LTI compensation that we want to provide each executive officer and then grant (i) a number of shares of restricted stock that have a fair market value equal to the dollar amount of designated LTI compensation on the date of grant; (ii) a number of stock options that have an exercise or strike price equal to the fair market value on the date of grant and using the Black-Scholes stock option valuation model to calculate the value of each stock option; and (iii) a dollar value for each mutual fund unit award. The fair market value of Janus stock is determined by taking the average of the high and low trading prices on the date of grant as such prices are listed on the NYSE.

Since August 2006, all LTI awards granted pursuant to any LTI plan or under the director compensation program must comply with the following grant procedures adopted by the Committee. Generally, all LTI awards approved by the Committee, or any permitted delegate, shall have a "grant date" of the earliest of (i) the second Friday after Janus' next trading window opens following the approval date or if the approval occurs within 10 days of that second Friday; (ii) the first trading day immediately following the applicable Company open trading window in the event such second Friday is not a trading day under subsection (i) above; or (iii) the first trading day that is at least 60 calendar days following the approval date. No LTI award will be granted so as to be effective or priced as of a date that is earlier than the approval date and no award can be granted prior to an individual's hire date. We have not granted, and will continue to not grant, stock options with exercise prices that are below the average of the high and low trading prices on the date of the grant as such prices are listed on the NYSE, and will not reduce the exercise price of stock options without shareholder approval. These granting procedures were implemented to provide increased control over the timing of LTI awards, to decrease any perceptions of inappropriate timing of LTI grants, to provide consistency in the administrative process, and to improve the clarity of communications, which ultimately improve participant experience.

DEFERRED COMPENSATION PROGRAM

Janus offers a tax-deferred compensation program to key executives and directors. Deferred compensation plans are common among Janus' competitors because they provide for the deferral of taxes until a future distribution date elected by the executive. Under the Janus Executive Income Deferral Program established in November 2004, the named executive officers and other executives of the Company and its affiliates may elect to defer payment of up to 50 percent of their base salary, all or a portion of their annual cash bonus (and commissions, if applicable), and all or a portion of any restricted stock awards. All cash compensation deferred under this plan is credited during the deferred period with the gains and losses of certain Janus-affiliated mutual funds selected by the participant, and all restricted stock awards deferred under this plan will be converted to restricted stock units. A participant's interest in the deferred compensation is payable in cash and Janus stock (as applicable) in a single payment or in installments upon either a specified date (at least two years after the deferral), separation from service or retirement. The Janus Executive Income Deferral Program is designed and intended to comply with Section 409A of the Code and was adopted to provide eligible participants with an additional benefit which may help Janus attract and retain top talent. None of the named executive officers elected to participate in this deferral program in 2007 or 2008.

EMPLOYMENT AGREEMENTS

Messrs. Black, Coleman and Smith each have formal written employment agreements. Janus entered into these employment agreements to help promote leadership stability in the CEO and investment management functions. Mr. Black's employment agreement will remain in place through at least April 30, 2008, and Messrs. Coleman and Smith's employment agreements will remain in place through at least December 31, 2008. All of the written employment agreements are more fully described in the sections titled "Employment Agreements with Named Executive Officers" and "Termination and Change in Control Arrangements with Named Executive Officers."

SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

  Severance Guidelines.    We believe that Janus should provide reasonable severance benefits to employees whose employment is involuntarily terminated without individual performance issues. Severance benefits provide Janus an opportunity to obtain a legal release and enforce additional covenants (such as non-compete and non-solicitation clauses), which help secure the future performance of Janus. With respect to senior management, these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. A description of the severance rights of each named executive officer is outlined below in the section titled "Termination and Change in Control Arrangements with Named Executive Officers."

  Change in Control.    Change in control benefits for key executives reduce the reluctance that executives may feel when pursuing potential change in control transactions that are in the best interest of Janus' public shareholders but that may have a negative impact on their own employment situation. Relative to the overall value of Janus, these potential change-in-control benefits are reasonable and consistent with the general practice among our peers based upon information provided by our outside legal counsel and Committee Consultants. These benefits are based on a "double trigger" approach and only arise if there is a material negative change to their employment arising from, or within two years after, a change in control of Janus. The Board approved, as recommended by the Committee, certain change in control guidelines for senior executives of the Company (including the named executive officers), some portfolio managers of Janus mutual funds and certain executives of Company subsidiaries. A description of the change in control severance rights of each named executive officer is outlined below in the section titled "Termination and Change in Control Arrangements with Named Executive Officers."

PERQUISITES AND OTHER BENEFITS

We annually review the perquisites for named executive officers. Besides the opportunity to participate in the Executive Income Deferral Program and the offer of certain change in control protections, we generally provide broad-based perquisites to our executives that are similar if not the same as those offered to other Janus employees. Although some of our competitors may provide their executives with special perquisites, we believe that by providing above-market total compensation targets for strong individual performance and work experience and providing above-market welfare and retirement benefits, the named executive officers' overall compensation and benefits programs are adequate to retain this top talent. Currently, our named executive officers and all other full-time employees participate in the following benefit programs:

  •
  medical, dental and vision insurance;
  •
  life insurance as well as short- and long-term disability;
  •
  charitable gift matching by Janus (limited to $10,000 per employee per year);
  •
  401(k) contribution match of up to 3 percent of eligible compensation, vested immediately;
  •
  employer contributions to a profit sharing plan and an employee stock ownership plan;
  •
  relocation reimbursement, which is grossed up for taxes and is individually negotiated when an employee is hired; and
  •
  occasional allowances for travel, transportation and housing under certain circumstances.

COMPLIANCE WITH SECTION 162(m) AND OTHER TAX MATTERS

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid in any one fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The policy of Janus with respect to the tax deductibility of executive compensation is to generally structure programs to achieve deductibility under Section 162(m). To facilitate our objective that variable compensation paid to executives who are subject to Section 162(m) will be deductible by Janus, the specified performance thresholds for funding under the executive total variable compensation plan must be satisfied before the plan is funded and individual payments are made. The Committee previously concluded that the adverse tax consequences to Janus of paying fixed compensation and other non-performance-based compensation in excess of $1 million were significant enough to maintain fixed compensation at or below $1 million. Generally only the first $1 million of non-performance based compensation is deductible for federal income tax purposes.

The Committee will strive to preserve the deductibility of executive compensation under Section 162(m), however the Committee reserves the flexibility to take actions that may be based on considerations in addition to tax deductibility. The Committee believes that shareholder interests are best served by allowing the Committee discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee may from time to time approve components of compensation for certain officers that are not deductible. In addition, we anticipate that some variable compensation paid to the Co-CIOs that was awarded to them prior to becoming named executive officers will not satisfy Section 162(m) performance-based requirements. As a result, a portion of the Co-CIOs' compensation may not be deductible.

As more fully described in the section titled "Termination and Change in Control Arrangements with Named Executive Officers," if any payment or benefit due and payable under the change in control agreements for the named executives causes any excise tax imposed by Section 4999 of the Code to become due and payable by a named executive officer, Janus has agreed to pay such impacted executive a "gross-up"

payment so that he or she is in the same after-tax position as he or she would have been had the excise tax not been payable. Janus believes that providing such tax "gross-up" protection should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interest of shareholders and fundholders. As further supported below, the tax "gross-up" benefit is a reasonable expense to Janus, and we believe that this benefit is consistent with the general practice among our peers based upon information provided by the Committee Consultants. Assuming for purposes of this calculation that the named executives' employment was terminated after a change in control of Janus and Janus' stock price was $32.85 per share (all LTI awards accelerate upon a change in control), Messrs. Gregory A. Frost and R. Gibson Smith are the only named executive officers who potentially would be subject to such excise tax upon a change in control of Janus. Based on this calculation, Janus would pay an additional $2,675,000 in tax "gross-up."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board is primarily responsible for reviewing, approving and overseeing Janus' compensation plans and practices, and works with management and the Committee Consultants to establish Janus' executive compensation philosophy and programs. The Compensation Committee is composed entirely of independent directors, as defined under our Corporate Governance Guidelines and the NYSE Listing Standards. The members of the Committee at the end of the 2007 fiscal year were Jock Patton (Chairman), G. Andrew Cox and Robert Skidelsky.

The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section with management. Based upon this review and discussion, the Committee has recommended to the Board that the "Compensation Discussion and Analysis" section be included in this Proxy Statement.

Respectfully,

Members of the Compensation Committee

  Jock Patton, Chairman
  G. Andrew Cox
  Robert Skidelsky

PROPOSAL NO. 3 – APPROVAL OF THE JANUS CAPITAL GROUP INC.
2008 MANAGEMENT INCENTIVE COMPENSATION PLAN

We are asking you as shareholders to approve our 2008 Management Incentive Compensation Plan ("2008 Management Plan") in order to permit certain awards granted under the 2008 Management Plan to qualify as "performance-based compensation" under Section 162(m) of the Code ("Section 162(m)"). Upon approval by the shareholders of the 2008 Management Plan, we believe that any amounts payable under the 2008 Management Plan to "covered employees" will be fully tax deductible by us. (Compensation that qualifies as "performance-based compensation" under Section 162(m) is exempt from the $1 million limitation on tax deductibility.) For purposes of Section 162(m), the term "covered employee" means our chief executive officer and our four highest compensated officers as of the end of a taxable year, determined in accordance with federal securities laws. By establishing a plan that requires any payments made under it to be subject to the achievement of performance-based measures, we believe that the 2008 Management Plan supports our objective of paying a large majority of compensation to our "covered employees" based on performance, which should increase shareholder value over the long term.

If shareholder approval of the 2008 Management Plan is not received, we will not be able to grant awards that qualify as "performance-based compensation" under Section 162(m). As a consequence, certain cash awards to the named executive officers that may have otherwise qualified as "performance-based compensation" under Section 162(m) may not be deductible by us for tax purposes.

In accordance with U.S. Treasury regulations issued under Section 162(m), compensation attributable to an award granted under the 2008 Management Plan will qualify as "performance-based compensation" if (i) the award is granted by a committee of our Board of Directors consisting solely of "outside directors" (in our case, the Compensation Committee of the Board of Directors); (ii) the award is made only upon the achievement (as certified in writing by the committee) of objective performance goals established in writing by the committee while the outcome is substantially uncertain; (iii) the maximum amount of compensation payable upon achievement of the performance goals is fixed; and (iv) the material terms of the 2008 Management Plan are approved by shareholders every five years.

Our shareholders previously approved a similar plan titled the "Janus Capital Group Inc. Management Incentive Compensation Plan" at its Annual Meeting of Shareholders held on May 8, 2003. To comply with Section 162(m), we need our shareholders to approve the 2008 Management Plan no later than our Annual Meeting of Shareholders to be held on May 1, 2008. The primary changes from the 2003 Janus Capital Group Inc. Management Incentive Compensation Plan include:

  •
  Added Performance Criteria: earnings, earnings before interest, taxes, depreciation and amortization, improvements in productivity and objective operating goals.
  •
  Increased the maximum amount of any individual payment made from the 2008 Management Plan per fiscal year from $15 million to $25 million, with such increase primarily driven by inflationary adjustments and the addition of certain investment personnel that joined our Executive Committee, causing them to be potentially "covered employees."
  •
  Clarified the committee's rights and obligations in administering the 2008 Management Plan.

The following description explains the material terms of the 2008 Management Plan. It is qualified in its entirety by reference to the terms of the 2008 Management Plan, a copy of which is attached to this Proxy Statement as Appendix D.

Purpose.    The 2008 Management Plan is intended to provide a significant and variable economic opportunity to selected officers and employees of Janus and its subsidiaries based on the achievement of pre-established performance goals.

Eligibility.    Generally, the eligible participants in the 2008 Management Plan include (i) each employee of Janus who is or is expected by the committee to be a "covered employee" within the meaning of

Section 162(m)(3) of the Code for the year in which we expect to be entitled to a federal income tax deduction for the award payable to such employee; and (ii) any other key employee who the committee designates as a participant. For the 2008 fiscal year, we expect that the number of employees selected to participate in the 2008 Management Plan will be approximately nine.

Administration.    The 2008 Management Plan is currently administered by the Compensation Committee of our Board of Directors, but can be administered by such other committee of non-employee directors as designated by our Board. The committee administering the 2008 Management Plan is referred to as the "committee." Only non-employee directors within the meaning of Section 162(m) of the Code may be members of the committee, and the committee must have at least two members. Any determinations made by the committee in connection with the 2008 Management Plan will be final and binding on Janus (including its affiliates, subsidiaries and their respective shareholders) and each participant in the 2008 Management Plan.

Measurement Period.    Awards under the 2008 Management Plan will be earned based upon the achievement of performance goals over a specified measurement period. The "measurement period" will be our fiscal year, unless a shorter period is otherwise selected and established by the committee at the time the performance goals are established.

Performance Goals.    The "performance goals" for awards under the 2008 Management Plan must be established by the committee no later than 90 days after the commencement of each measurement period and will be based on one or more of the following criteria: stock price, market share, sales (gross or net, including flows into our products), asset quality, non-performing assets, earnings per share, return on equity, costs, operating income, net income, earnings, earnings before interest, taxes, depreciation and amortization, marketing-spending efficiency, return on operating assets, return on assets, core non-interest income, fund performance, pre-tax margin (including operating margin), pre-tax income, improvements in productivity, objective operating goals and/or levels of cost savings. Performance goals may be established in respect of Janus or any of its subsidiaries, affiliates, business units or divisions, or any of their respective worldwide, regional or country-specific operations (or any combination of the foregoing). Performance goals will specify whether they are to be measured relative to budgeted or other internal goals, operations, performance or results of Janus and/or any of its subsidiaries, affiliates, business units or divisions, or relative to the performance of one or more peer group of Janus and/or any of its subsidiaries, affiliates, business units or divisions, with the composition of any such peer group to be determined by the committee at the time the performance goal is established. Performance goals may be stated in the alternative or in combination. The committee shall have the authority to make appropriate adjustments in the achievement of performance goals under an award to reflect the impact of extraordinary items not reflected in such goals.

Negative Discretion.    The amount payable to participants will be based upon the degree to which the performance goals are met over the measurement period. However, the committee may, in its discretion, decide to pay a lesser amount or to make no payment at all with respect to an award. Notwithstanding the foregoing sentence, the committee may not alter the terms and conditions of any award contained in any employment contract, or similar agreement, if such terms and conditions have been approved by the committee, and provided that such terms and conditions are consistent with the requirements of Section 162(m) and otherwise consistent with the provisions of the 2008 Management Plan. The exercise of negative discretion with respect to one participant is not permitted to result in an increase in the amount payable to another participant. If the amount payable to each participant is stated in terms of a percentage of the pool, the portion of the pool allocated to each participant shall be established by the committee. The sum of these individual percentages of the pool is not permitted to exceed 100 percent of the designated pool.

Payment of Award.    Awards under the 2008 Management Plan will be payable in cash, provided that the committee may establish procedures pursuant to which a participant may elect to receive shares of Janus common stock (including restricted common stock) from our existing shareholder-approved plans, deferred compensation plan, or a combination thereof for some or all of such participant's award.

Maximum Award Payable.    The maximum award payable to a participant under the 2008 Management Plan for any fiscal year will be $25,000,000. However, this amount is greater than the maximum award that will be paid to any participant under the 2008 Management Plan for fiscal year 2008 based on the performance goals established by the committee as of the date of this Proxy Statement.

Termination of Employment.    A participant will not be entitled to receive an award under the 2008 Management Plan for a particular measurement period unless he or she is employed by Janus as of the end of the measurement period. A participant who remains employed through the last day of the measurement period but whose employment is terminated by Janus before the payment date will be entitled to receive an award with respect to such measurement period as determined by the committee. However, a participant whose employment is terminated for cause will not be entitled to an award under the 2008 Management Plan.

Deferral of Award.    The committee may at its discretion establish procedures under which participants are permitted to defer the receipt of awards payable hereunder.

Amendment and Termination.    The Board will generally have the right to amend or terminate the 2008 Management Plan. However, no such amendment or termination will, without prior approval of our shareholders, alter the business criteria on which the performance goals are based, increase the maximum amount payable under the 2008 Management Plan in any fiscal year to any participant, or materially modify the requirements regarding eligibility for participation in the 2008 Management Plan. No such amendment or termination can impair, without the consent of the participant affected, any award that has been certified and approved by the committee before the effective date of the amendment or termination.

Subject to Shareholder Approval.    The 2008 Management Plan is subject to the approval by a majority of the votes cast on the proposal at the Annual Meeting of Shareholders to be held on May 1, 2008. NYSE member brokers who do not receive instructions from beneficial owners are entitled to vote on this proposal at their discretion. If you do not vote your shares held in street name and your broker does not vote them, those shares will have no effect on whether the 2008 Management Plan is approved by shareholders. Abstentions will have the effect of a negative vote.

New Plan Benefits.    Future benefits under the 2008 Management Plan are not currently determinable as no awards have been made under it, and the Company does not intend to make any awards under it until after the Annual Meeting. The table below sets forth the value of cash awards earned in 2007 and paid in 2008 under the 2003 Janus Capital Group Inc. Management Incentive Compensation Plan to each named executive officer and all executive officers as a group in fiscal year 2007.

Name and Position	Cash Awards Earned Under Plan in 2007 ($)
Gary D. Black, Chief Executive Officer	$5,340,000
Gregory A. Frost, Chief Financial Officer (CFO)	$690,000
Jonathan D. Coleman, Co-Chief Investment Officer	$4,853,000
R. Gibson Smith, Co-Chief Investment Officer	$5,080,000
Robin C. Beery, Chief Marketing Officer	$1,275,000
David R. Martin, Former CFO	–
All Executive Committee Members and Principal Accounting Officer, as a Group	$19,844,600

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	9,868,639	$21.31	14,607,272	(4)

Equity compensation plans not approved by security holders (2)	1,409,653	$15.26	1,880,890

Total	11,278,292	$20.54	16,488,162

(1)
Consists of the 2005 Long-Term Incentive Stock Plan ("2005 Plan") and the 1998 Long-Term Incentive ("1998 Plan").
(2)
Consists of the 2004 Employment Inducement Award Plan ("EIA Plan") in accordance with NYSE rules.
(3)
Does not take into account restricted stock unit awards under the 1998 Plan.
(4)
As of December 31, 2007, 14,270,102 shares of common stock were available for future issuance under the 2005 Plan and 337,170 shares of common stock were available for future issuance under the 1998 Plan (as of the record date, no shares of common stock were available for issuance under the 1998 Plan).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE JANUS CAPITAL GROUP INC. 2008 MANAGEMENT INCENTIVE COMPENSATION PLAN.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains information about the compensation that Janus paid to the individuals who served as its Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers of Janus (the "named executive officers") during 2007 and 2006 for services rendered to Janus.

Name and Principal Position	Year	Salary ($)			Bonus ($)(2)	Compensation Cost of Stock Awards ($)(5)		Compensation Cost of Option Awards ($)(6)		Non-Equity Incentive Plan Compensation ($)(7)		All Other Compensation ($)(8)		Total ($)

Gary D. Black, Chief Executive Officer (1)	2007 2006	$ $	800,000 800,000			$ $	975,457 2,031,104	$ $	1,085,372 3,050,200	$ $	6,315,531 9,089,187	$ $	27,617 30,504	$ $	9,203,977 15,000,995

Gregory A. Frost, EVP and Chief Financial Officer (2)	2007 2006		$343,177 –		$100,000 –		$204,823 –		$87,988 –		$863,375 –		$23,755 –		$1,623,118 –

Jonathan D. Coleman, EVP and Co-Chief Investment Officer of JCM (3)	2007 2006	$ $	500,000 800,000	(9)		$ $	525,603 1,228,827	$ $	328,139 472,189	$ $	5,495,867 4,156,458	$ $	24,689 25,055	$ $	6,874,298 6,682,529

R. Gibson Smith, EVP and Co-Chief Investment Officer of JCM (3)	2007 2006	$ $	500,000 1,000,000	(10)		$ $	233,741 354,803	$ $	158,963 361,729	$ $	5,373,195 1,667,042	$ $	24,401 23,737	$ $	6,290,300 3,407,311

Robin C. Beery, EVP and Chief Marketing Officer	2007 2006	$ $	375,000 375,000			$ $	466,205 1,063,488	$ $	250,705 395,559	$ $	1,537,356 1,390,504	$ $	24,826 25,390	$ $	2,654,092 3,249,941

David R. Martin, Former EVP and Chief Financial Officer (4)	2007 2006	$ $	65,341 375,000			$ $	(349,088 204,708)	$ $	(303,254 179,712)	$ $	(97,050 870,000)	$ $	403 42,935	$ $	(683,648 1,672,355)

(1)
Mr. Black served as Chief Investment Officer until November 5, 2006.
(2)
Mr. Frost assumed the role of Chief Financial Officer beginning on March 3, 2007, and was granted a $100,000 promotion bonus.
(3)
Messrs. Coleman and Smith assumed the roles of Executive Vice President and Co-Chief Investment Officer of JCM beginning on November 6, 2006.
(4)
Mr. Martin's employment ended March 2, 2007.

"Summary Compensation Table" footnotes (continued):

(5)
The amounts shown represent the 2007 and 2006 compensation expense of restricted stock awards granted between 2002 and 2007, as defined in SFAS 123R. The value of each stock award is determined by multiplying the fair market value of our common stock on the grant date (the average of the high and low trading price on the grant date) by the number of shares that were granted.

Summary of Compensation Expense of Restricted Stock Awards Granted to the Named Executive Officers

Year of Grant	Expense Year	Black		Frost	Coleman		Smith		Beery		Martin (a)

2002	2007 2006		– –	$31,538	$ $	203,970 1,126,840	$ $	80,678 322,712	$ $	203,970 925,392		– –

2003	2007 2006		– –	– –		– –		– –		– –		– –

2004	2007 2006	$	– 1,566,669	– –		– –		– –		– –		– –

2005	2007 2006	$ $	327,747 244,426	$26,560 –		– –		– –	$ $	98,344 73,341	$ $	(252,086 137,501)

2006	2007 2006	$ $	295,017 220,009	$32,749 –	$ $	136,765 101,987	$ $	43,036 32,091	$ $	86,836 64,755	$ $	(97,002 67,207)

2007	2007		$352,693	$113,976		$184,868		$110,027		$77,055		–

Total	2007 2006	$ $	975,457 2,031,104	$204,823 –	$ $	525,603 1,228,827	$ $	233,741 354,803	$ $	466,205 1,063,488	$ $	(349,088 204,708)

  (a)
  The amounts include the value of restricted stock awards granted prior to 2007 that were forfeited when Mr. Martin's employment ended.

"Summary Compensation Table" footnotes (continued):

(6)
The amounts shown represent the 2007 and 2006 compensation expense of stock option awards granted between 2002 and 2007, as defined in SFAS 123R. The dollar value of stock option awards was determined pursuant to SFAS 123R utilizing assumptions discussed in Note 13 to Janus' financial statements for the year ended December 31, 2007.

Summary of Compensation Expense of Stock Option Awards Granted to the Named Executive Officers

Year of Grant	Expense Year	Black		Frost	Coleman		Smith		Beery		Martin (a)

2002	2007 2006		– –	$592 –	$ $	6,537 78,441		– –	$ $	2,301 27,619		– –

2003	2007 2006		– –	$3,013 –	$	– 92,370	$ $	5,917 30,549	$ $	13,682 13,682		– –

2004	2007 2006	$ $	201,594 2,419,125	–	$	– 199,399	$	– 299,099	$	– 166,166		– –

2005	2007 2006	$ $	236,087 411,071	$26,560 –		– –		– –	$ $	70,833 123,338	$ $	(206,253 112,499)

2006	2007 2006	$ $	295,003 220,004	$32,746 –	$ $	136,750 101,979	$ $	43,021 32,081	$ $	86,829 64,754	$ $	(97,001 67,213)

2007	2007		$352,688	$25,077		$184,852		$110,025		$77,060		–

Total	2007 2006	$ $	1,085,372 3,050,200	$87,988 –	$ $	328,139 472,189	$ $	158,963 361,729	$ $	250,705 395,559	$ $	(303,254 179,712)

  (a)
  The amounts include the value of stock option awards granted prior to 2007 that were forfeited when Mr. Martin's employment ended.

(7)
The amounts shown represent compensation earned under the variable compensation plans in accordance with the achievement of pre-determined performance goals as certified by the Compensation Committee. Compensation under these plans includes mutual fund share unit awards which are deferred under a deferred compensation arrangement that is based on the performance of selected Janus-affiliated mutual funds.

  For 2007, the Non-Equity Incentive Plan Compensation column includes the following:

    For Mr. Black, (i) $5,340,000 earned under the 2007 Variable Compensation Plan and (ii) $975,531 earned on mutual fund unit awards.

    For Mr. Frost, (i) $690,000 earned under the 2007 Variable Compensation Plan and (ii) $173,375 earned on mutual fund unit awards.

    For Mr. Coleman, (i) $2,752,674 earned under the portfolio management incentive plan, (ii) $2,100,000 earned as the Co-Chief Investment Officer in 2007 and (iii) $643,193 earned on mutual fund unit awards.

    For Mr. Smith, (i) $2,980,000 earned under the portfolio management incentive plan, (ii) $2,100,000 earned as the Co-Chief Investment Officer in 2007 and (iii) $293,195 earned on mutual fund unit awards.

    For Ms. Beery, (i) $1,275,000 earned under the 2007 Variable Compensation Plan and (ii) $262,356 earned on mutual fund unit awards.

"Summary Compensation Table" footnotes (continued):

    For Mr. Martin, the amount shown relates to the value of mutual fund unit awards granted prior to 2007 that were forfeited when Mr. Martin's employment ended.

  For 2006, the Non-Equity Incentive Plan Compensation column includes the following:

    For Mr. Black, (i) $3,800,000 earned under the 2006 Variable Compensation Plan, (ii) $4,000,000 earned under a one-time fund performance award (granted in April 2004 when Mr. Black joined Janus) based on the average asset-weighted performance of all Janus branded funds and accounts, (iii) $824,694 from the vesting of a previously granted mutual fund unit award (granted in April 2004 when Mr. Black joined Janus) and (iv) $464,493 earned on mutual fund unit awards.

    For Mr. Coleman, (i) $3,168,750 earned under the portfolio management incentive plan, (ii) $783,750 earned as the chief investment officer of the growth/blend investment disciplines in 2006 and (iii) $203,958 earned on mutual fund unit awards.

    For Mr. Smith, (i) $1,406,250 earned under the portfolio management incentive plan, (ii) $200,625 earned as the chief investment officer of the fixed income investment disciplines in 2006 and (iii) $64,167 earned on mutual fund unit awards.

    For Ms. Beery, (i) $840,750 earned under the 2006 Variable Compensation Plan and (ii) $549,754 earned on mutual fund unit awards.

    For Mr. Martin, the amount shown represents that which was earned under the 2006 Variable Compensation Plan.

(8)
The amounts shown include the following:

Name	Year	ESOP Contrib- tions		Profit Sharing Contribu- tions		401(k) Contribu- tions		Group Term Life Insurance Premiums		Cash Dividends on Unvested Restricted Stock		Relocation Assistance		Total

Gary D. Black	2007 2006	$ $	7,875 7,590	$ $	7,875 7,590	$ $	6,750 6,600	$ $	1,710 1,710	$ $	3,407 7,014		–	$ $	27,617 30,504

Gregory A. Frost	2007 2006		$7,875 –		$7,875 –		$6,750 –		$681 –		$574 –		– –		$23,755 –

Jonathan D. Coleman	2007 2006	$ $	7,875 7,590	$ $	7,875 7,590	$ $	6,750 6,600	$ $	1,026 1,017	$ $	1,163 2,258		– –	$ $	24,689 25,055

R. Gibson Smith	2007 2006	$ $	7,875 7,590	$ $	7,875 7,590	$ $	6,750 6,600	$ $	1,296 1,296	$ $	605 661		– –	$ $	24,401 23,737

Robin C. Beery	2007 2006	$ $	7,875 7,590	$ $	7,875 7,590	$ $	6,750 6,600	$ $	1,440 1,296	$ $	886 2,314		– –	$ $	24,826 25,390

David R. Martin	2007 2006	$	– 7,590	$	– 7,590	$	– 6,600	$ $	403 1,820	$	– 1,424	$	– 17,911	$ $	403 42,935

(9)
The amounts shown include a base salary of $500,000 and a fixed component under the portfolio management incentive plan of $300,000.
(10)
The amounts shown include a base salary of $500,000 and a fixed component under the portfolio management incentive plan of $500,000.

GRANTS OF PLAN-BASED AWARDS IN 2007

						Estimated Future Payouts Under Equity Incentive Plan (3)			All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (5)		Grant Date Fair Market Value of Stock and Option Awards ($) (6)
		Estimated Future Payouts Under Non-Equity Incentive Plan
											Closing Price on Grant Date ($)

Name	Grant Date	Threshold ($)	Target ($)		Maximum ($) (7)	Threshold (#)	Target (#)	Maximum (#)

Gary D. Black	2/2/07 2/2/07 1/28/08	–	– $5,340,000	(1)	–	–	40,695	–	121,795	$21.01	$20.99	$ $ $	855,002 855,001 1,710,003

Gregory A. Frost	2/2/07 2/2/07 5/4/07 5/4/07 1/28/08 1/28/08	– –	– – $200,000 $690,000 $230,000	(2) (1) (2)	– –	–	2,894 7,767	– –	8,661	$21.01	$20.99	$ $ $ $	60,803 60,800 200,000 321,603

Jonathan D. Coleman	2/2/07 2/2/07 1/28/08 1/28/08	–	– $4,852,674 $700,000	(1) (2)	–	–	21,330	–	63,836	$21.01	$20.99	$ $ $	448,143 448,129 896,272

R. Gibson Smith	2/2/07 2/2/07 1/28/08 1/28/08	–	– $5,080,000 $700,000	(1) (2)	–	–	12,695	–	37,995	$21.01	$20.99	$ $ $	266,722 266,725 533,447

Robin C. Beery	2/2/07 2/2/07 1/28/08 1/28/08	–	– $1,275,000 $425,000	(1) (2)	–	–	8,892	–	26,610	$21.01	$20.99	$ $ $	186,821 186,802 373,623

David R. Martin (8)		–	–		–	–	–	–	–	–	–		–

(1)
Represents variable cash compensation earned in 2007 but awarded in 2008 under the 2007 Variable Compensation Plan or under the 2007 portfolio management variable compensation plan for Messrs. Coleman and Smith.
(2)
Represents mutual fund unit awards earned in 2007 but granted during 2007 and 2008. Mutual fund units are awarded based on the performance of selected Janus-affiliated mutual funds. The awards are subject to a performance-based vesting schedule and vest annually at a rate between 0 percent and 50 percent of the total value granted depending on the level of achievement of specified performance goals. The target shown is the full amount of the award. The vesting of all awards would accelerate earlier upon a change in control of Janus.
(3)
Represents shares of restricted stock granted during 2007. The awards are subject to a four-year vesting schedule (25 percent per year) but that vesting is subject to performance-based accelerated vesting of up to an additional 25 percent per year depending on the level of achievement of specified performance goals. The vesting for all awards would accelerate earlier upon a change in control of Janus, and in the case of Mr. Black, upon termination of employment without cause or for good reason by Mr. Black. Each unvested share of restricted stock held by an executive is entitled to a cash dividend, which historically has been at the annual rate of $0.04 per share, and such shares also include the right to vote. This dividend payment is included within "All Other Compensation" on the Summary Compensation Table.

"Grants of Plan-Based Awards in 2007" footnotes (continued):

(4)
Represents stock option awards granted during 2007. All awards are subject to a performance-based vesting schedule and vest annually at a rate between 25 percent and 50 percent of the total shares granted depending on the level of achievement of specified performance goals. The dollar value of stock option awards on the date of grant was determined pursuant to SFAS 123R utilizing assumptions discussed in Note 13 to Janus' financial statements for the year ended December 31, 2007. The vesting for all awards would accelerate earlier upon a change in control of Janus, and in the case of Mr. Black, upon termination of employment without cause or for good reason by Mr. Black.
(5)
Pursuant to the terms of Janus' 1998 Plan and 2005 Plan, under which all restricted stock and stock option awards described above were granted, the grant price for restricted stock and the exercise price for each stock option is determined based on the average of the high and low trading prices on the date of grant.
(6)
Represents the fair value of the awards on grant date, as measured by SFAS 123R.
(7)
As the future payout for mutual fund unit awards is dependent on the performance of the underlying Janus-affiliated mutual funds selected by the recipient, it is not possible to determine a maximum amount.
(8)
Mr. Martin is no longer employed by Janus and there were no equity award grants made to him in 2007.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

  Gary D. Black – Employment Agreement with Our Chief Executive Officer

  Janus entered into a revised employment agreement with Mr. Black on September 25, 2006, that will automatically renew on April 30, 2008 for at least a one-year term unless a notice of non-renewal is submitted by March 28, 2008. Mr. Black's employment agreement provides for an annual base salary of $800,000, which is reviewed annually by Janus' Compensation Committee. The employment agreement also provides for (i) an annual target cash bonus of $4.0 million, (ii) an annual LTI target amount of $2.7 million, and (iii) the payment of a one-time fund performance incentive, payable in shares of Janus-affiliated mutual funds, based on the performance of certain Janus mutual funds and separate accounts (this award was granted in 2004 under his original employment agreement and was fully paid in January 2007). The annual cash bonus and LTI payments are subject to satisfaction of certain performance targets that are established by the Compensation Committee in accordance with the requirements of Section 162(m) of the Code. Mr. Black is also entitled to participate in all other Company incentive programs and welfare benefit plans, including being eligible to participate in Janus' Health Benefits for Retirees Plan following his termination of employment.

  Under the terms of Mr. Black's current employment agreement, while employed by Janus and for a period of one year thereafter, Mr. Black will not (i) interfere with any relationship between Janus or any of its affiliates (individually a "Janus Entity"), and any of their employees, consultants, agents or representatives; (ii) employ or attempt to employ or engage on behalf of any competitive business, any employee, consultant, agent or representative of a Janus Entity, or any such person who was so employed or engaged within the six-month period immediately preceding Mr. Black's termination; (iii) solicit any investment advisory or investment management client of a Janus Entity, to which a Janus Entity rendered services to during the six-month period immediately preceding Mr. Black's termination; or (iv) divert or attempt to divert from a Janus Entity any business in which a Janus Entity has been actively engaged. As these restrictions are similar to those applicable other named executive officers, such restrictions will be referred to as the "Non-Solicitation Obligations" in this Proxy Statement.

  Gregory A. Frost, Written Term Sheet with Our Chief Financial Officer

  On March 19, 2007, Janus agreed to certain terms for Mr. Frost's continued employment as its Chief Financial Officer through a term sheet. The term sheet outlines the following overall compensation structure:

• Base Salary:	$350,000, payable semi-monthly
• Cash Bonus Incentive Target:	$510,000, payable annually
• LTI Award Target:	$340,000, payable annually

  Mr. Frost is also entitled to all welfare and retirement benefits offered to our other senior executives. As with all named executive officers, actual payments to Mr. Frost may be less than or greater than the target amount as determined by the Compensation Committee and subject to achievement of performance criteria in compliance with Section 162(m) of the Code.

  In recognition of his new responsibilities as Chief Financial Officer, Mr. Frost was granted a $500,000 sign-on bonus that consisted of a $100,000 cash payment (made in March 2007), a $200,000 restricted stock award and a $200,000 mutual fund unit award. Both special LTI awards were granted on May 4, 2007, and are subject to two-year vesting schedule, beginning February 1, 2008, and achievement of performance criteria in compliance with Section 162(m) of the Code.

  Under the terms of his LTI awards granted since February 2006, for a period of one year after his termination of employment, Mr. Frost has agreed to restrictive covenants similar to the Non-Solicitation Obligations (as described under the above subsection titled "Gary D. Black – 2007 Employment Agreement with Our Chief Executive Officer").

  Jonathan D. Coleman and R. Gibson Smith – Employment Agreements with Our Co-CIOs

  Mr. Coleman is employed by Janus as an equity portfolio manager, and Mr. Smith is employed by Janus as a fixed-income portfolio manager. Since November 6, 2006, Messrs. Coleman and Smith have also served as Co-Chief Investment Officers ("Co-CIOs") for Janus Capital Management LLC ("JCM"), a subsidiary of Janus. Messrs. Coleman and Smith are responsible for the day-to-day oversight of the investment team and investment process and are members of Janus' Executive Committee, while maintaining their respective portfolio management responsibilities. On September 20, 2007, Messrs. Coleman and Smith entered into substantially similar employment agreements that set forth the terms of their employment arrangement as both Co-CIOs and portfolio managers.

  Their employment agreements have an initial term ending on December 31, 2008 ("Initial Term"), subject to one-year extensions unless a non-renewal notice is given 90 days prior to the end of the term. If, during the Initial Term, Mr. Black ceases to serve as Janus' Chief Executive Officer ("CEO"), their employment agreements are automatically extended for 18 months following the appointment of the successor CEO.

  Base Salary.    Their employment agreements provide for annual base salaries of $500,000, which will be reviewed by the Compensation Committee at least annually.

  Co-CIO Compensation.    As compensation for their services as Co-CIOs and portfolio managers, Messrs. Coleman and Smith are eligible for variable compensation consisting of cash and LTI awards. All variable compensation for Messrs. Coleman and Smith is subject to the attainment of performance-based criteria necessary to obtain deductibility under Section 162(m) of the Code. With respect to the variable compensation arising from their role as Co-CIOs, 50 percent is based on overall Janus-managed investment performance, 20 percent on Janus-managed net long-term flows, 15 percent on investment team leadership factors and 50 percent on overall corporate leadership factors. For each of them, 2007 Co-CIO compensation was a minimum of $2,000,000, a maximum of $3,500,000 and a target of $2,750,000. The range for 2008 Co-CIO compensation will be a minimum of $2,500,000, a maximum of $4,500,000 and a target of $3,500,000.

  Portfolio Manager Compensation.    Compensation for Messrs. Coleman and Smith's portfolio management duties will be based on the then-current portfolio manager compensation plan. For 2007 and 2008, their portfolio manager compensation is structured to pay them primarily based on the performance of the funds and portfolios they manage ("Managed Funds"), with additional discretionary compensation available from a bonus pool (subject to the attainment of performance-based criteria in accordance with Section 162(m) of the Code). Aggregate compensation derived from the Managed Funds' performance is calculated based upon a percentage of the total revenue received from the Managed Funds adjusted to reflect the actual performance of such Managed Funds. Actual performance is calculated on the Managed Funds' aggregate asset-weighted Lipper peer group performance ranking on a one-, three- and five-year rolling period basis with a predominant weighting on the Managed Funds' performance in the three- and five-year periods.

  Messrs. Coleman and Smith are also eligible to participate in a portfolio manager discretionary bonus pool. The size of the portfolio manager discretionary bonus pool fluctuates depending on both the revenue derived from firmwide managed assets (excluding assets managed by subadvisers) and the investment performance of such firmwide managed assets. Subject to the attainment of performance-based criteria in accordance with Section 162(m) of the Code, compensation, if any, from the portfolio manager bonus pool is then allocated to Messrs. Coleman and Smith and the other eligible participants at the discretion of Janus based upon (i) teamwork and support of team culture; (ii) mentoring of analysts; (iii) contributions to the sales process; and (iv) client relationships.

  For each of Messrs. Coleman and Smith, his combined Co-CIO and portfolio management compensation was a minimum of $3,500,000 for 2007, and is a minimum of $4,000,000 for 2008 (subject to the attainment of performance-based criteria in accordance with Section 162(m) of the Code). Messrs. Coleman and Smith are also eligible to participate in all incentive, welfare, insurance, savings and retirement plans, fringe benefits and expense reimbursement policies on terms no less favorable than for other senior executives. Under the terms of the employment agreements, for a period of one year after termination of employment, each of Messrs. Coleman and Smith agreed to restrictive covenants similar to the Non-Solicitation Obligations (as described under the above subsection titled "Gary D. Black – 2007 Employment Agreement with Our Chief Executive Officer").

  Robin C. Beery and David R. Martin – Terms of Employment

  Although Janus does not have a formal written employment agreement with Ms. Beery, Janus agreed to certain terms for her continued employment. Mr. Martin's employment ended on March 2, 2007, and he also did not have a formal written employment agreement.

  Ms. Beery is paid an annual base salary of $400,000 ($375,000 in 2007) and an annual bonus at the discretion of the Compensation Committee. For 2007, she had an annual variable cash compensation target bonus of $915,000. For 2008, she has an annual variable cash compensation target bonus of $1.02 million. Ms. Beery is also eligible to receive awards under Janus' LTI plans with a target amount of $610,000 for 2007 and $680,000 for 2008, which awards are subject to approval by the Compensation Committee.

  Mr. Martin was paid an annual base salary of $375,000 and an annual bonus at the discretion of the Compensation Committee, with an annual bonus target of $915,000. Mr. Martin was eligible to receive awards under Janus' LTI plans with a target amount of $550,000 annually, which awards were subject to approval by the Compensation Committee.

  Any annual bonus payments and LTI awards to Ms. Beery are subject to the achievement of performance target measures under the applicable executive variable compensation plan in compliance with Section 162(m) of the Code. In addition to the above compensation benefits, Ms. Beery is also entitled to all welfare and retirement benefits and other perquisites offered to other senior executives of Janus.

  Under the terms of their respective LTI awards granted since February 2006, for a period of one year after his or her termination of employment, each of Ms. Beery and Mr. Martin agreed to restrictive covenants similar to the Non-Solicitation Obligations (as described under the above subsection titled "Gary D. Black – 2007 Employment Agreement with Our Chief Executive Officer").

EQUITY AND OTHER INCENTIVE COMPENSATION ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Stock option and restricted stock grants set forth in the "Executive Compensation – Summary Compensation Table" were granted pursuant to the terms of Janus' 1998 Long Term Incentive Stock Plan ("1998 Plan") and Janus' 2005 Long-Term Incentive Stock Plan ("2005 Plan"). The 2005 Plan has replaced the 1998 Plan now that the authorized shares under the 1998 Plan have been depleted.

  Stock Options.    The 2006 and 2007 stock option awards set forth in the above "Summary Compensation Table" have been granted with ratable vesting schedules of four years and are subject to accelerated vesting of up to 50 percent per year if certain financial performance criteria based on earnings-per-share growth are achieved. All LTI awards granted after January 22, 2008, will be subject to a three-year vesting schedule with no performance-based vesting acceleration opportunities. Additionally, the vesting of the stock option awards accelerates if the executive dies, becomes disabled, meets our service requirement of 55 years of age and 10 years of service, or upon a change in control of Janus, and in the case of Mr. Black, upon termination of employment without cause or for good reason by Mr. Black.

  Restricted Stock.    The 2006 and 2007 restricted stock awards set forth in the above "Summary Compensation Table" for Messrs. Black and Frost and Ms. Beery, and the 2007 restricted stock awards set forth in the above "Summary Compensation Table" for Messrs. Coleman and Smith, are subject to a performance-based vesting schedule in order to comply with Section 162(m) of the Code, and vest annually at a rate up to 50 percent of the total shares granted depending on the level of achievement of specified performance goals based on earnings-per-share growth. All LTI awards granted after January 22, 2008, will be subject to a three-year vesting schedule with no performance-based vesting acceleration opportunities. The 2006 awards for Messrs. Coleman and Smith, set forth in the above "Summary Compensation Table," vest annually at a rate of between 25 percent and 50 percent of the total shares granted depending on the level of achievement of specific performance goals based on earnings-per-share growth.

  Additionally, the vesting of the stock option awards accelerates if the executive dies, becomes disabled, meets our service requirement of 55 years of age and 10 years of service, upon a change in control of Janus, and in the case of Mr. Black, upon termination of employment without cause or for good reason by Mr. Black. Each unvested share of restricted stock held by an executive is entitled to a cash dividend, which historically has been at the annual rate of $0.04 per share, and such unvested shares also include the right to vote. This dividend payment is included within "All Other Compensation."

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Gary D. Black	–		121,795	(2)	$21.01	2/1/14	–		–	–	–

	37,209		55,815	(3)	$21.57	2/12/13	–		–	–	–

	79,502		42,810	(4)	$14.39	2/3/15	–		–	–	–

	1,125,176	(5)	–		$15.48	4/25/14	–		–	–	–

							–		–	85,181	$2,798,196

Gregory A. Frost	–		8,661	(2)	$21.01	2/1/14	–		–	–	–

	4,130		6,196	(3)	$21.57	2/12/13	–		–	–	–

	8,945		4,817	(4)	$14.39	2/3/15	–		–	–	–

	20,031	(6)	–		$16.24	2/3/14	–		–	–	–

	8,757	(7)	–		$14.37	5/7/13	–		–	–	–

	2,225		445	(8)	$14.37	5/7/13	–		–	–	–

	2,111	(9)	–		$25.71	1/27/12	–		–	–	–

							6,572	(10)	$215,890	7,767	$255,146

Jonathan D. Coleman	–		63,836	(2)	$21.01	2/1/14	–		–	–	–

	17,248		25,873	(3)	$21.57	2/12/13	–		–	–	–

	90,091	(6)	–		$16.24	2/3/14	–		–	–	–

	145,338	(8)	–		$14.37	5/7/13	–		–	–	–

	23,290	(9)	–		$25.71	1/27/12	–		–	–	–

	200	(11)	–		$21.31	1/25/09	–		–	–	–

							7,737	(10)	254,160	21,330	$700,691

R. Gibson Smith	–		37,995	(2)	$21.01	2/1/14	–		–	–	–

	5,426		8,140	(3)	$21.57	2/12/13	–		–	–	–

	135,136	(6)	–		$16.24	2/3/14	–		–	–	–

	38,757	(7)	–		$14.37	5/7/13	–		–	–	–

	3,496		874	(8)	$14.37	5/7/13	–		–	–	–

							2,435	(10)	79,990	12,695	$417,031

Robin C. Beery	–		26,610	(2)	$21.01	2/1/14	–		–	–	–

	10,952		16,428	(3)	$21.57	2/12/13	–		–	–	–

	–		12,845	(4)	$14.39	2/3/15	–		–	–	–

	1	(6)	–		$16.24	2/3/14	–		–	–	–

	–		2,021	(8)	$14.37	5/7/13	–		–	–	–

	8,204	(9)	–		$25.71	1/27/12	–		–	–	–

	200	(11)	–		$21.31	1/25/19	–		–	–	–

										22,145	$727,463

David R. Martin (12)	–		–		–	–	–		–	–	–

(1)
Represents total unvested restricted stock awards as of December 31, 2007. The awards are subject to a performance-based vesting schedule in order to comply with Section 162(m) and vest annually at a rate of 0 percent to 50 percent of the total shares granted depending on the level of achievement of specified performance goals. The vesting on all awards would accelerate earlier upon a change in control of Janus, and in the case of Mr. Black, upon termination of employment without cause or for good reason by Mr. Black.

"Outstanding Equity Awards at Fiscal Year-End" footnotes (continued):

(2)
Stock options granted on February 2, 2007, with the following material terms: (i) performance-based vesting that, if met would trigger vesting at between 25 percent to 50 percent of the total award; and (ii) acceleration of vesting upon a change in control of Janus.
(3)
Stock options granted on February 13, 2006, with the following material terms: (i) performance-based vesting that, if met, would trigger vesting at between 25 percent and 50 percent of the award; and (ii) acceleration of vesting upon a change in control of Janus. During 2007, 40 percent of the total stock option grants vested.
(4)
Stock options granted on February 4, 2005, with the following material terms: (i) performance-based vesting that, if met, would trigger vesting at between 25 percent and 50 percent of the total award; and (ii) acceleration of vesting upon a change in control of Janus. During 2006, 25 percent of the total stock options granted vested, and during 2007, 40 percent of the total stock option grants vested.
(5)
Stock options granted on April 26, 2004, with ratable vesting over three years beginning in January 2005, and acceleration of vesting upon termination of employment by Janus (other than for cause) or upon a change in control of Janus.
(6)
Stock options granted on February 4, 2004, with ratable vesting over three years beginning in December 2004, and acceleration of vesting upon termination of employment by Janus (other than for cause) or upon a change in control of Janus.
(7)
Stock options granted on May 8, 2003, with ratable vesting over three years beginning in May 2004, and acceleration of vesting upon termination of employment of Janus (other than for cause) or upon a change in control of Janus.
(8)
Stock options granted on May 8, 2003, with ratable vesting over five years beginning in May 2004, and acceleration of vesting upon termination of employment by Janus (other than for cause) or upon a change in control of Janus.
(9)
Stock options granted on January 28, 2002, with ratable vesting over five years beginning in January 2003, and acceleration of vesting upon termination of employment by Janus (other than for cause) or upon a change in control of Janus.
(10)
Represents total unvested restricted stock awards as of December 31, 2007. The shares are subject to performance-based vesting that, if met, would trigger vesting at between 25 percent and 50 percent of the total award, and full acceleration of vesting upon a change in control of Janus.
(11)
Fully vested stock options granted on January 26, 1999.
(12)
Mr. Martin is no longer employed by Janus and has no outstanding equity awards.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Gary D. Black	–	–	130,861	$2,790,851

Gregory A. Frost	2,200	$43,861	8,195	$171,700

Jonathan D. Coleman	–	–	36,695	$772,247

R. Gibson Smith	–	–	14,096	$296,766

Robin C. Berry	52,919	$991,528	40,371	$848,598

David R. Martin	58,835	$318,658	12,433	$266,454

(1)
The value of each stock option exercise is calculated by subtracting the fair market value (the average of the high and low trading prices on the exercise date) of the Company's common stock on the date of exercise from the exercise price of the stock option award, and multiplying that resulting number of shares that were exercised under such stock option award.
(2)
The value of each stock award is calculated by multiplying the fair market value (the average of the high and low trading prices on the vesting date) of the Company's common stock on the vesting date by the number of shares that vested.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2007

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals / Distributions ($) (3)	Aggregate Balance at Last FYE ($)

Gary D. Black	–	$855,000	$309,813	($1,584,224)	$2,020,694

Gregory A. Frost	–	$260,800	$35,918	($72,450)	$374,346

Jonathan D. Coleman	–	$896,250	$162,704	($232,653)	$1,405,473

R. Gibson Smith	–	$502,189	$187,413	($73,194)	$1,860,815

Robin C. Beery	–	$186,900	$48,358	($176,358)	$486,125

David R. Martin	–	–	$107,634	($82,351)	$560,583

(1)
Represents the mutual fund unit awards made to the executive officers in 2007 under the Mutual Fund Share Investment Plan.
(2)
Includes the appreciation in 2007 of previously deferred compensation and mutual fund unit awards.
(3)
Represents vesting of mutual fund unit awards.

Mutual Fund Unit Awards.    The Mutual Fund Share Investment Plan ("Mutual Fund Plan") is designed to grant eligible employees LTI awards in the form of cash compensation that is subject to a vesting schedule and credited with income, gains and losses based on the performance of the Janus mutual fund investments selected by the participant from a list of Janus-designated mutual funds. Awards under the Mutual Fund Plan granted to our named executive officers are set forth in the above "Summary Compensation Table" within the "Non-Equity Incentive Plan Compensation" column. Awards under the Mutual Fund Plan have been granted with a ratable vesting schedule of four years, subject to accelerated vesting of up to 50 percent if certain financial performance criteria are achieved in order to comply with Section 162(m) of the Code. The vesting on all mutual fund unit awards would accelerate earlier if the executive dies, becomes disabled, meets our service requirement of 55 years of age and 10 years of service, upon a change in control of Janus, and in the case of Mr. Black, upon termination of employment without cause or for good reason by Mr. Black. Upon vesting, participants receive the value of the award adjusted for earnings or losses attributable to the mutual funds to which the award was indexed, subject to legally required tax withholding. All of the then-named executive officers' mutual fund unit awards qualified for accelerated vesting in 2007, ranging from 15 percent to 25 percent of additional vesting.

Executive Income Deferral Program.    Under the Executive Income Deferral Program, the named executive officers and other executives of the Company and its affiliates may elect to defer payment of up to 50 percent of their base salary, all or a portion of their annual cash bonus (and commissions, if applicable), and all or a portion of their restricted stock awards. All cash compensation deferred under this program is credited during the deferred period with the gains and losses of certain Janus-affiliated mutual funds selected by the participant, and all restricted stocks awards deferred will convert into restricted stock units. A participant's interest in the deferred compensation is payable only in cash or stock (as applicable) in a single payment or in installments upon either a specified date (at least two years after the deferral), separation from service or retirement. None of our named executive officers elected to participate in this program in 2007, and only Messrs. Smith and Martin have account balances in the Executive Income Deferral Program.

PENSION BENEFITS

None of our named executives participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by Janus.

TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

  Gary D. Black

  As described under the section titled "Employment Arrangements with Named Executive Officers," Mr. Black's employment agreement contains certain severance rights that will continue until April 30, 2009, unless a non-renewal notice is submitted by either Janus or Mr. Black by March 28, 2008. In addition, Mr. Black entered into a change in control agreement with the Company on May 1, 2006, that provides additional severance rights upon a change in control of Janus, as more fully described below.

  Termination by the Company (Other Than for Cause, Death or Disability) or Termination by Mr. Black for Good Reason Prior to a Change in Control

  In the event that the Company terminates Mr. Black's employment other than for cause, death or disability, or if Mr. Black resigns for "Good Reason" (summarized below), the Company will pay to Mr. Black an amount equal to the sum of (i) Mr. Black's annual base salary through his date of termination; (ii) any earned but unpaid annual bonus with respect to the prior fiscal year; and (iii) severance compensation in an amount equal to the prior year's annual salary and bonus. In addition, all unvested LTI awards shall immediately vest and be paid in full, and all stock options will remain exercisable for each award's original term. The Company will also continue to provide welfare benefits to Mr. Black and his dependents through April 30, 2008, or any one-year renewals thereafter.

  "Good Reason" arises when (without his express written consent) one of the following events occurs, unless the Company remedies such event within 30 days after he provides a written notice to the Company (within 90 days of the event), detailing the acts or omissions resulting in his belief that Good Reason exists: (i) a material negative change or reduction to his current authority, title, duties or reporting relationships as Chief Executive Officer; (ii) required relocation outside of the New York metropolitan area in a manner that results in a material negative change to the geographic location where he primarily performs services to the Company; (iii) a material reduction in the overall value of his compensation and benefits package (excluding any reduction generally applicable to other executive officers); (iv) removal from the position of CEO or removal from the Executive Committee; or (v) a failure to assign his employment agreement to a successor company.

  Termination by Janus (Other Than for Cause, Death or Disability) or Termination by the Executive for Good Reason Following a Change in Control

  On May 1, 2006, Janus entered into a change in control agreement with Mr. Black. The term of the change in control agreement ends December 31, 2008, and then extends for one year upon each anniversary unless a notice not to extend is given by Janus. If a "change in control" (as defined in the agreement) occurs during the term of an agreement, then the agreement becomes operative for a fixed two-year period. The agreement provides generally that the terms and conditions of Mr. Black's employment (including position, location, compensation and benefits) will not be materially and negatively changed during the two-year period after a change in control.

  In the event that Janus terminates Mr. Black's employment (other than for cause, death or disability) or if Mr. Black resigns for "Good Reason" (summarized below), unless the Company remedies such event within 30 days after he provides a written notice to the Company (within 90 days of the event), within two years following a change in control, Janus will pay to Mr. Black an amount equal to the following: (i) two times the annual cash compensation earned in the 12 months immediately preceding the termination of employment (or if higher, in the 12 months immediately preceding the change in control); (ii) two times the value of Janus' contributions made on behalf of Mr. Black to the Janus 401(k), Profit Sharing and ESOP Plan in the 12 months prior to termination of employment (or if higher, in the 12 months prior to the change in control); (iii) continued medical, dental and vision insurance benefits for 24 months; and (iv) outplacement services for three months. "Good Reason" arises when there is (without his express written consent) (i) a material negative change or reduction in the nature or status of his responsibilities; (ii) a material negative change to his aggregate target compensation or adverse change to the calculation methodology; or (iii) a relocation of the principal place of employment to a location of more than 40 miles that results in a material negative change to the geographic location where he primarily performs services to Janus.

  Under the terms of the change in control agreement, Janus is responsible for paying all legal fees and expenses reasonably incurred by Mr. Black arising from any dispute concerning the interpretation or enforcement of the agreement plus interest. If any payment or benefit due and payable under the agreement or otherwise causes any excise tax imposed by Section 4999 of the Code to become due and payable by Mr. Black, Janus shall pay Mr. Black a "gross-up" payment so that Mr. Black is in the same after-tax position as he would have been had the excise tax not been payable. Based on our estimated payments to Mr. Black if his employment was terminated on December 31, 2007, following a change in control, we do not believe that a "gross-up" payment would have been triggered.

  Termination upon Death

  Upon separation from service as a result of death, (i) all of Mr. Black's unvested LTI awards shall immediately vest and be paid in full, and all stock options will remain exercisable for each award's original term; and (ii) Janus will continue to provide welfare benefits to Mr. Black's dependents for three years following his death.

  Termination for Disability

  Upon separation from service as a result of his disability, (i) all of Mr. Black's unvested LTI awards shall immediately vest and be paid in full, and all stock options will remain exercisable for each award's original term; (ii) Janus will continue to provide welfare benefits to Mr. Black and his dependents for three years following his disability; and (iii) the Company shall pay Mr. Black a lump sum payment equivalent to three times the annual premium paid by the Company in connection with Mr. Black's welfare benefits as of his last date of active employment with the Company.

  Termination by the Company for Cause or by Mr. Black Other Than for Good Reason

  Upon separation from service for any other reason, Mr. Black is not entitled to any payment or benefit other than the payment of unpaid salary and accrued and unused vacation pay. In addition, upon separation from service, Mr. Black will forfeit any outstanding unvested LTI awards, except that he will have three months following separation from service to exercise any vested stock options.

  Other Material Provision of Severance Rights Agreement

  Under the terms of his severance rights agreement, for a period of one year after his termination of employment, Mr. Black agreed to restrictive covenants similar to the Non-Solicitation Obligations (as described under the above subsection titled "Gary D. Black – 2007 Employment Agreement with Our Chief Executive Officer").

  Assuming Mr. Black's employment is terminated under each of the circumstances set forth above, in each case on December 31, 2007, Mr. Black would have been entitled to the following estimated payments and benefits:

	Cash Severance	Bonus	Medical Continuation and Other Benefits	Value of Accelerated Equity and Performance Awards (1)	TOTAL

Without Cause or for Good Reason Prior to a CIC	$ 4.6 million	N/A	$ 8,500	$ 7.7 million	$ 12.3 million

Without Cause or for Good Reason Following a CIC	$ 9.2 million	N/A	$ 73,692	$ 7.7 million (2)	$ 17.0 million

Death	N/A	N/A	$ 49,245	$ 7.7 million	$ 7.7 million

Disability	N/A	N/A	$ 85,533	$ 7.7 million	$ 7.8 million

Retirement	N/A	N/A	N/A	N/A	N/A

Other	N/A	N/A	N/A	N/A	N/A

  (1)
  Includes value of unvested restricted stock, unvested mutual fund unit awards and in-the-money unvested stock options as of December 31, 2007, using the closing price of Janus common stock as of such date.
  (2)
  All LTI awards fully vest upon a change in control without any additional condition such as termination of employment by Janus or good reason by executive.

  Gregory A. Frost

  Termination by Janus (Other Than for Cause) Prior to a Change in Control

  Prior to March 2, 2008, if Janus had terminated Mr. Frost's employment (other than for cause) or in the event Janus removed Mr. Frost as Chief Financial Officer and Mr. Frost decided to terminate his employment, and subject to his execution of a comprehensive legal release, non-solicitation and non-disparagement agreement, Mr. Frost would have received the following severance benefits: (i) a severance payment equal to one times his then-current base salary and bonus incentive target; (ii) all of his LTI awards that would have vested within the 12 months following his termination would have vested, and he would have three months from his termination date to exercise any vested stock options; (iii) three months of outplacement services; (iv) a prorated cash bonus for services rendered in the year of termination based on his bonus incentive target; and (v) the Company would be required to provide the welfare benefits to Mr. Frost and his spouse and dependents for 12 months following the termination date on the same basis such benefits were provided to Mr. Frost immediately prior to the termination date, or if such benefits were not available, a lump sum cash equivalent "grossed up" for taxes.

  After March 2, 2008, Mr. Frost no longer has any written severance rights upon a termination of employment by Janus prior to a change in control. However, Janus has implemented certain severance guidelines to assist Janus in determining the approximate range of severance benefits for Mr. Frost. To be eligible to receive any severance under the guidelines, Janus would require that Mr. Frost sign a comprehensive legal release, which would include a 12-month non-solicitation and non-interference covenant relating to employees and clients and a general non-disparagement covenant. If the termination is due to individual material performance problems, our guidelines state that we will only provide Mr. Frost two weeks of base salary in lieu of a two-week notice. No other benefits are provided except as required by law. Where there is an involuntary termination of Mr. Frost without material performance problems (such as reductions in force (layoffs) or the elimination of his position), Mr. Frost would receive the following severance benefits:

Lump Sum Salary Payment:	Payment equal to 12 to 15 months of salary
Cash Bonus:	Pro-rata cash payment
LTI Awards:	Vesting of a portion of LTI awards that would have vested during the 12- to 15- month period
401(k), Profit Sharing and ESOP Plan:	100% vesting
COBRA – Medical Benefits:	Benefits provided for 12 to 15 months
Outplacement Services:	Three months of services

  Termination by Janus (Other Than for Cause, Death or Disability) or Termination by the Executive for Good Reason Following a Change in Control

  Janus has entered into change in control agreement with Mr. Frost. The term of the change in control agreement ends December 31, 2009, and then extends for one year upon each anniversary unless a notice not to extend is given by Janus. If a "change in control" (as defined in the agreement) occurs during the term of an agreement, then the agreement becomes operative for a fixed two-year period. The agreement provides generally that the terms and conditions of Mr. Frost's employment (including position, location, compensation and benefits) will not be materially and negatively changed during the two-year period after a change in control.

  In the event that Janus terminates Mr. Frost's employment (other than for cause, death or disability), or if Mr. Frost resigns for "Good Reason" (summarized below), unless the Company remedies such event within 30 days after he provides a written notice to the Company (within 90 days of such event), within two years following a change in control, Janus will pay to Mr. Frost an amount equal to the following: (i) two times the annual cash compensation earned in the 12 months immediately preceding the termination of employment (or if higher, in the 12 months immediately preceding the change in control); (ii) two times the value of Janus' contributions made on behalf of Mr. Frost to the Janus 401(k), Profit Sharing and ESOP Plan in the 12 months prior to termination of employment (or if higher, in the 12 months prior to the change in control); (iii) continued medical, dental and vision insurance benefits for 24 months; and (iv) outplacement services for three months. "Good Reason" arises when there is (without his express written consent) (i) a material negative change or reduction in the nature or status of his responsibilities; (ii) a material negative change to his aggregate target compensation or adverse change to the calculation methodology; or (iii) a relocation of the principal place of employment to a location of more than 40 miles that results in a material negative change to the geographic location where he primarily performs services to Janus.

  Under the terms of the change in control agreement, Janus is responsible for paying all legal fees and expenses reasonably incurred by Mr. Frost arising from any dispute concerning the interpretation or enforcement of the agreement plus interest. If any payment or benefit due and payable under the agreement or otherwise causes any excise tax imposed by Section 4999 of the Code to become due and payable by Mr. Frost, Janus shall pay Mr. Frost a "gross-up" payment so that Mr. Frost is in the same after-tax position as he would have been had the excise tax not been payable. Based on our estimated payments to Mr. Frost if his employment was terminated on December 31, 2007, following a change in control, we believe that a "gross-up" payment of $175,000 would have been triggered.

  Termination for Death or Disability

  If Mr. Frost's employment is terminated as a result of his death, disability or retirement, Mr. Frost is entitled to benefits in accordance with policies of Janus generally applicable to all employees. In addition, upon termination of Mr. Frost's employment as a result of death or disability, Mr. Frost will forfeit any outstanding unvested LTI awards except that he (or his estate) will have one year following termination of employment to exercise any vested stock options.

  Termination by Janus for Cause or By the Executive Other Than for Good Reason

  Upon termination for any other reason, Mr. Frost is not entitled to any payment or benefit other than the payment of unpaid salary and accrued and unused vacation pay. In addition, upon voluntary termination of his employment or a termination for cause, Mr. Frost's outstanding unvested LTI awards will be forfeited except that he will have three months following termination of employment to exercise any vested stock options.

  Assuming Mr. Frost's employment had terminated under the circumstances set forth above, in each case on December 31, 2007, Mr. Frost would have been entitled to the following estimated payments and benefits:

	Cash Severance	Bonus	Medical Continuation and Other Benefits	Value of Accelerated Equity and Performance Awards (1)	TOTAL

Without Cause or for Good Reason Prior to a CIC	$ 860,000	$ 510,000	$ 17,057	$ 729,808	$ 2.1 million

Without Cause or for Good Reason Following a CIC	$ 1.9 million (2)	N/A	$ 74,615	$ 1.1 million (3)	$ 3.1 million

Death	N/A	N/A	N/A	N/A	N/A

Disability	N/A	N/A	N/A	N/A	N/A

Retirement	N/A	N/A	N/A	N/A	N/A

Other	N/A	N/A	N/A	N/A	N/A

  (1)
  Includes value of unvested restricted stock, unvested mutual fund unit awards and in-the-money unvested stock options as of December 31, 2007, and using the closing price of Janus common stock as of such date.

  (2)
  Includes $175,000 of an estimated tax "gross-up."

  (3)
  All LTI awards fully vest upon a change in control without any additional condition such as termination of employment by Janus or good reason by executive.

  Jonathan D. Coleman

  Termination by Janus Without Cause or by Mr. Coleman for Good Reason Prior to a Change in Control

  If Janus terminates Mr. Coleman's employment other than for cause or Mr. Coleman terminates his employment for "Good Reason" (summarized below) prior to a change in control, and subject to Mr. Coleman releasing claims against Janus and complying with an 18-month non-solicitation of employees and customers, Mr. Coleman will be entitled to receive the following: (i) 12 months of continued medical, dental and vision benefits for him and his dependents; (ii) three months of outplacement services; and (iii) a lump sum severance payment equal to one times his annual base salary plus one year of his Co-CIO compensation at the mid-range of target Co-CIO compensation.

  "Good Reason" means the occurrence (without his express written consent) of any of the following events, unless Janus remedies such event within 30 days after he provides a detailed notice to Janus (within 90 days of such event) of the acts or omissions resulting in his belief that Good Reason exists: (i) his reassignment to a role that is inconsistent with his responsibilities as a portfolio manager or Co-CIO that materially and negatively alters his status as a portfolio manager or Co-CIO (but excluding any assignment to a mutual fund or portfolio with a smaller amount of assets under management that may result in reduced compensation); (ii) the relocation of his principal place of employment to a location more than 40 miles from his current principal place of employment in a manner that is a material negative change in his geographic location where he performs services to Janus; (iii) a material negative change to the methodology used to calculate his compensation; (iv) a non-renewal of his change in control agreement; (v) a material default by Janus with respect to the payment of any compensation or benefit; or (vi) removal from the Executive Committee.

  Termination by Janus (Other Than for Cause, Death or Disability) or Termination by the Executive for Good Reason Following a Change in Control

  Janus has entered into a change in control agreement with Mr. Coleman. The term of the change in control agreement ends December 31, 2009, and then extends for one year upon each anniversary unless a notice not to extend is given by Janus. In the event that Janus terminates Mr. Coleman's employment (other than for cause, death or disability), or if Mr. Coleman resigns for "Good Reason" (summarized below) within two years following a change in control, Janus will pay to Mr. Coleman an amount equal to (i) two times the average annual cash compensation earned in the two four-quarter periods immediately preceding the termination of employment (or if higher, in the two four-quarter periods immediately preceding the change in control); (ii) two times the value of Janus contributions made on behalf of Mr. Coleman to the Janus 401(k), Profit Sharing and ESOP Plans in the four quarters prior to termination of employment (or if higher, in the four quarters prior to the change in control); (iii) continued medical, dental and vision insurance benefits for 24 months; and (iv) outplacement services for three months. "Good Reason" arises when there is (without his express written consent): (i) a material negative change in the nature or status of his responsibilities; (ii) a material negative change to his aggregate target compensation or adverse change to the calculation methodology; or (iii) a relocation of the principal place of employment to a location of more than 40 miles that results in a material negative change to the geographic location where he primarily performs services to Janus.

  Under the terms of the change in control agreement, Janus is responsible for paying all legal fees and expenses reasonably incurred by Mr. Coleman arising from any dispute concerning the interpretation or enforcement of the agreement plus interest. If any payment or benefit due and payable under the agreement or otherwise causes any excise tax imposed by Section 4999 of the Code to become due and payable by Mr. Coleman, Janus shall pay Mr. Coleman a "gross-up" payment so that Mr. Coleman is in the same after-tax position as he would have been had the excise tax not been payable. Based on our estimated payments to Mr. Coleman if his employment was terminated on December 31, 2007, following a change in control, we do not believe that a "gross-up" payment would have been triggered.

  Voluntary Departure with Non-Compete Obligation

  If Mr. Coleman terminates his employment voluntarily while in "Good Standing," signs an agreement releasing claims against Janus, and complies with a two-year covenant not to compete or solicit Janus' employees, customers and business, then all of his unvested LTI awards granted to him on or after December 30, 2004, will continue to vest and be paid in accordance with the original vesting schedule provided for in his applicable award agreements; provided that any mutual fund unit awards will be paid to Mr. Coleman after six months following his separation from service. Any stock options will remain exercisable for the remainder of their respective terms. "Good Standing" shall mean that the CEO has approved the continuation of vesting and has certified that Mr. Coleman has not engaged in any conduct, action or omission that would constitute grounds for terminating his employment for cause.

  Termination for Death or Disability

  If Mr. Coleman's employment agreement is terminated as a result of his death or disability, Mr. Coleman will be entitled to an amount equal to his total cash compensation earned in the four full calendar quarters immediately prior to the date of his death or disability. In addition, upon termination of Mr. Coleman's employment as a result of death or disability, Mr. Coleman will forfeit any outstanding unvested LTI awards except that he (or his estate) will have one year following termination of employment to exercise any vested stock options.

  Termination by Janus for Cause or by the Executive Other Than for Good Reason

  Except as set forth below, upon termination for any other reason, Mr. Coleman is not entitled to any payment or benefit other than the payment of unpaid salary and accrued and unused vacation pay. In addition, upon termination of his employment for any other reason, Mr. Coleman will forfeit any outstanding unvested LTI awards except that he will have three months following termination of employment to exercise any vested stock options.

  Assuming Mr. Coleman's employment is terminated under each of the circumstances set forth above, in each case on December 31, 2007, Mr. Coleman would have been entitled to the following estimated payments and benefits:

	Cash Severance	Bonus	Medical Continuation and Other Benefits	Value of Accelerated Equity and Performance Awards (1)	TOTAL

Without Cause Prior to a CIC	$ 6.8 million	N/A	$ 16,596	N/A	$ 6.8 million

For Good Reason Prior to a CIC (Cash Payout)	$ 6.8 million	N/A	$ 16,596	N/A	$ 6.8 million

Without Cause or for Good Reason Following a CIC	$ 8.0 million	N/A	$ 73,692	$ 3.4 million (2)	$ 11.5 million

Death	$ 3.2 million	N/A	N/A	N/A	$ 3.2 million

Disability	$ 3.2 million	N/A	N/A	N/A	$ 3.2 million

Retirement	N/A	N/A	N/A	N/A	N/A

Voluntarily with Non-Compete	N/A	N/A	N/A	$ 3.4 million	$ 3.4 million

Other	N/A	N/A	N/A	N/A	N/A

  (1)
  Includes value of unvested restricted stock, unvested mutual fund unit awards and in-the-money unvested stock options as of December 31, 2007, using the closing price of Janus common stock as of such date.
  (2)
  All LTI awards fully vest upon a change in control without any additional condition such as termination of employment by Janus or good reason by executive.

  R. Gibson Smith

  Termination by Janus Without Cause or by Mr. Smith for Good Reason Prior to a Change in Control

  If Janus terminates Mr. Smith's employment other than for cause or Mr. Smith terminates his employment for "Good Reason" (summarized below) prior to a change in control, subject to Mr. Smith releasing claims against Janus and complying with an 18-month non-solicitation of employees and customers, Mr. Smith will be entitled to receive the following: (i) 12 months of continued medical, dental and vision benefits for him and his dependents, (ii) three months of outplacement services; and (iii) a lump sum severance payment equal to one times his annual base salary plus one year of his Co-CIO compensation at the mid-range of target Co-CIO compensation.

  "Good Reason" means the occurrence (without his express written consent) of any of the following events, unless Janus remedies such event within 30 days after he provides a detailed notice to Janus (within 90 days of such event) of the acts or omissions resulting in his belief that Good Reason exists: (i) his reassignment to a role that is inconsistent with his responsibilities as a portfolio manager or Co-CIO that materially and negatively alters his status as a portfolio manager or Co-CIO (but excluding any assignment to a mutual fund or portfolio with a smaller amount of assets under management that may result in reduced compensation); (ii) the relocation of his principal place of employment to a location more than 40 miles from his current principal place of employment in a manner that is a material negative change in his geographic location where he performs services to Janus; (iii) a material negative change to the methodology used to calculate his compensation; (iv) a non-renewal of his change in control agreement; (v) a material default by Janus with respect to the payment of any compensation or benefit; or (vi) removal from the Executive Committee.

  Termination by Janus (Other Than for Cause, Death or Disability) or Termination by the Executive for Good Reason Following a Change in Control

  Janus has entered into a change in control agreement with Mr. Smith. The term of the change in control agreement ends December 31, 2009, and then extends for one year upon each anniversary unless a notice not to extend is given by Janus. In the event that Janus terminates Mr. Smith's employment (other than for cause, death or disability), or if Mr. Smith resigns for "Good Reason" (summarized below) within two years following a change in control, Janus will pay to Mr. Smith an amount equal to (i) two times the average annual cash compensation earned in the two four-quarter periods immediately preceding the termination of employment (or if higher, in the two four-quarter periods immediately preceding the change in control); (ii) two times the value of Janus contributions made on behalf of Mr. Smith to the Janus 401(k), Profit Sharing and ESOP Plans in the four quarters prior to termination of employment (or if higher, in the four quarters prior to the change in control); (iii) continued medical, dental and vision insurance benefits for 24 months; and (iv) outplacement services for three months. "Good Reason" arises when there is (without his express written consent): (i) a material negative change in the nature or status of his responsibilities; (ii) a material negative change to his aggregate target compensation or adverse change to the calculation methodology; or (iii) a relocation of the principal place of employment to a location of more than 40 miles in a manner that is a material negative change in his geographic location where he performs services to Janus.

  Under the terms of the change in control agreement, Janus is responsible for paying all legal fees and expenses reasonably incurred by Mr. Smith arising from any dispute concerning the interpretation or enforcement of the agreement plus interest. If any payment or benefit due and payable under the agreement or otherwise causes any excise tax imposed by Section 4999 of the Code to become due and payable by Mr. Smith, Janus shall pay Mr. Smith a "gross-up" payment so that Mr. Smith is in the same after-tax position as he would have been had the excise tax not been payable. Based on our estimated payments to Mr. Smith if his employment was terminated on December 31, 2007, following a change in control, we believe that a "gross-up" payment of $2,500,000 would have been triggered.

  Voluntary Departure with Non-Compete Obligation

  If Mr. Smith terminates his employment voluntarily while in "Good Standing," signs an agreement releasing claims against Janus, and complies with a two-year covenant not to compete or solicit Janus' employees, customers and business, then all of his unvested LTI awards granted to him on or after December 30, 2004, will continue to vest and be paid in accordance with the original vesting schedules provided for in his applicable award agreements; provided that any mutual fund unit awards will be paid to Mr. Smith after six months following his separation from service. Any stock options will remain exercisable for the remainder of their respective terms. "Good Standing" shall mean that the CEO has approved the continuation of vesting and has certified that Mr. Smith has not engaged in any conduct, action or omission that would constitute grounds for terminating his employment for cause.

  Termination for Death or Disability

  If Mr. Smith's employment agreement is terminated as a result of his death or disability, Mr. Smith will be entitled to an amount equal to his total cash compensation earned in the four full calendar quarters immediately prior to the date of his death or disability. In addition, upon termination of Mr. Smith's employment as a result of death or disability, Mr. Smith will forfeit any outstanding unvested LTI awards except that he (or his estate) will have one year following termination of employment to exercise any vested stock options.

  Termination by Janus for Cause or by the Executive Other Than for Good Reason

  Except as set forth below, upon termination for any other reason, Mr. Smith is not entitled to any payment or benefit other than the payment of unpaid salary and accrued and unused vacation pay. In addition, upon termination of his employment for any other reason, Mr. Smith will forfeit any outstanding unvested LTI awards except that he will have three months following termination of employment to exercise any vested stock options.

  Assuming Mr. Smith's employment is terminated under each of the circumstances set forth above, in each case on December 31, 2007, Mr. Smith would have been entitled to the following estimated payments and benefits:

	Cash Severance	Bonus	Medical Continuation and Other Benefits	Value of Accelerated Equity and Performance Awards (1)	TOTAL

Without Cause Prior to a CIC	$ 6.8 million	N/A	$ 16,596	N/A	$ 6.8 million

For Good Reason Prior to a CIC (Cash Payout)	$ 6.8 million	N/A	$ 16,596	N/A	$ 6.8 million

Without Cause or for Good Reason Following a CIC	$ 10.3 million (2)	N/A	$ 73,692	$ 1.8 million (3)	$ 12.2 million

Death	$ 3.1 million	N/A	N/A	N/A	$ 3.1 million

Disability	$ 3.1 million	N/A	N/A	N/A	$ 3.1 million

Retirement	N/A	N/A	N/A	N/A	N/A

Voluntarily with Non-Compete	N/A	N/A	N/A	$ 1.8 million	$ 1.8 million

Other	N/A	N/A	N/A	N/A	N/A

  (1)
  Includes value of unvested restricted stock, unvested mutual fund unit awards and in-the-money unvested stock options as of December 31, 2007, using the closing price of Janus common stock as of such date.
  (2)
  Includes $2.5 million of an estimated tax "gross-up."
  (3)
  All LTI awards fully vest upon a change in control without any additional condition such as termination of employment by Janus or good reason by executive.

    Robin C. Beery

  Termination by Janus (Other Than for Cause) Prior to a Change in Control

  Ms. Beery does not have any written severance rights upon termination by Janus prior to a change in control. However, Janus has implemented certain severance guidelines to assist Janus in determining the approximate range of severance benefits for Ms. Beery. To be eligible to receive any severance under the guidelines, Janus would require that Ms. Beery sign a comprehensive legal release, which would include a 12-month restriction of non-solicitation and non-interference of employees and clients and a general non-disparagement covenant.

  If the termination is due to individual performance problems, our guidelines state that we will only provide Ms. Beery two weeks of base salary in lieu of a two-week notice. No other benefits are provided except as required by law. Where there is an involuntary termination of Ms. Beery without performance problems (such as reductions in force (layoffs) or the elimination of her position), Ms. Beery would receive the following severance benefits:

Lump Sum Salary Payment:	Payment equal to 12 to 15 months of salary
Cash Bonus:	Pro-rata cash payment
LTI Awards:	Vesting of a portion of LTI awards that would have vested during the 12- to 15- month period
401(k), Profit Sharing and ESOP Plan:	100% vesting
COBRA – Medical Benefits:	Benefits provided for 12 to 15 months
Outplacement Services:	Three months of services

  Termination by Janus (Other Than for Cause, Death or Disability) or Termination by the Executive for Good Reason Following a Change in Control

  Janus has entered into a change in control agreement with Ms. Beery. The original term of the change in control agreement ends February 10, 2011, and then extends for one year upon each anniversary unless a notice not to extend is given by Janus. If a "change in control" (as defined in the agreement) occurs during the term of an agreement, then the agreement becomes operative for a fixed three-year period. The agreement provides generally that the terms and conditions of Ms. Beery's employment (including position, location, compensation and benefits) will not be materially and negatively changed during the three-year period after a change in control.

  In the event that Janus terminates Ms. Beery's employment (other than for cause, death or disability) or if Ms. Beery resigns for "Good Reason" (as summarized below), unless the Company remedies such event within 30 days after she provides a written notice to the Company (within 90 days of such event), within three years following a change in control, Janus will pay to Ms. Beery an amount equal to the following: (i) three times her base salary and target cash bonus compensation; (ii) a pro rata portion of her then-current bonus target; (iii) continued medical, dental and vision insurance benefits for three years; and (iv) full vesting of all her LTI awards. "Good Reason" arises when (without her express written consent) any of the following events occur, unless Janus remedies such event promptly after she provides a detailed notice to Janus of the acts or omissions resulting in her belief that Good Reason exists: (i) a material negative change to her current authority, title, reporting lines, responsibilities or duties as Chief Marketing Officer; (ii) a relocation of our principal place of business in a manner that is a material negative change in her geographic location where she performs services to Janus; (iii) a material reduction in her base salary or variable cash compensation; or (iv) a failure to assign her change in control agreement to a successor company.

  In addition, under the terms of the change in control agreement, Janus is responsible for paying all legal fees and expenses reasonably incurred by Ms. Beery arising from any dispute concerning the interpretation or enforcement of the agreement plus interest. The agreement provides that Janus is not obligated to pay any portion of any amount or distribution in the nature of compensation to or for the benefit of Ms. Beery otherwise due and payable under the agreement if that portion would cause any excise tax imposed by Section 4999 of the Code to become due and payable by her. Based on our estimated payments to Ms. Berry if her employment was terminated on December 31, 2007, following a change in control, we do not believe that a "gross-up" payment would have been triggered.

  Termination for Death or Disability

  If Ms. Beery's employment agreement is terminated as a result of her death, disability or retirement, Ms. Beery will be entitled to benefits in accordance with policies of Janus generally applicable to all employees. In addition, upon termination of Ms. Beery's employment as a result of death or disability, Ms. Beery will forfeit any outstanding unvested LTI awards except that she (or her estate) will have one year following termination of employment to exercise any vested stock options.

  Termination by Janus for Cause or by the Executive Other Than for Good Reason

  Upon termination for any other reason, Ms. Beery is not entitled to any payment or benefit other than the payment of unpaid salary and accrued and unused vacation pay. In addition, upon termination of her employment, Ms. Beery will forfeit any outstanding unvested LTI awards except that she will have three months following termination of employment to exercise any vested stock options.

  Assuming Ms. Beery's employment is terminated under each of the circumstances set forth above, in each case on December 31, 2007, Ms. Beery would have been entitled to the following estimated payments and benefits:

	Cash Severance	Bonus	Medical Continuation and Other Benefits	Value of Accelerated Equity and Performance Awards (1)	TOTAL

Without Cause or for Good Reason Prior to a CIC	$ 1.4 million	N/A	$ 19,620	$ 1.7 million	$ 3.1 million

Without Cause or for Good Reason Following a CIC	$ 3.9 million	N/A	$ 40,788	$ 2.0 million (2)	$ 5.9 million

Death	N/A	N/A	N/A	N/A	N/A

Disability	N/A	N/A	N/A	N/A	N/A

Retirement	N/A	N/A	N/A	N/A	N/A

Other	N/A	N/A	N/A	N/A	N/A

  (1)
  Includes value of unvested restricted stock, unvested mutual fund unit awards and in-the-money unvested stock options as of December 31, 2007, using the closing price of Janus common stock as of such date.
  (2)
  All LTI awards fully vest upon a change in control without any additional condition such as termination of employment by Janus or good reason by executive.

    David R. Martin

  Termination by Janus (Other Than for Cause) Prior to a Change in Control

  Mr. Martin did not receive any severance compensation or benefits as a result of his termination of employment on March 2, 2007.

  In the event that Janus had terminated Mr. Martin's employment other than for cause within the first two years of employment and subject to his execution of a legal release, Mr. Martin would have received a severance payment of up to two years of his then-current base salary and his bonus incentive target, and all of his unvested stock and stock option awards granted under the 2004 Employment Inducement Award Plan would have vested. Following termination of employment by Janus (other than for cause) on or after two years of employment and subject to his execution of a legal release, Mr. Martin would have received a severance payment of up to 18 months of his then-current base salary and his bonus incentive target.

  Termination by Janus (Other Than for Cause, Death or Disability) or Termination by the Executive for Good Reason Following a Change in Control

  Janus had entered into a change in control agreement with Mr. Martin on the same terms as Mr. Black but the change in control agreement was terminated on March 2, 2007, the date on which he terminated his employment with Janus.

  Termination for Death or Disability

  If Mr. Martin's employment was terminated as a result of his death, disability or retirement, Mr. Martin would have been entitled to benefits in accordance with policies of Janus generally applicable to all employees. In addition, upon termination of Mr. Martin's employment as a result of death or disability, Mr. Martin would have forfeited any outstanding unvested LTI awards except that he (or his estate) would have had one year following termination of employment to exercise any vested stock options.

  Termination by Janus for Cause or by the Executive Other Than for Good Reason

  Upon termination for any other reason, Mr. Martin was not entitled to any payment or benefit other than the payment of unpaid salary and accrued and unused vacation pay. In addition, upon voluntary termination of his employment, Mr. Martin's outstanding unvested LTI awards were forfeited except that he had three months following termination of employment to exercise any vested stock options.

  Assuming Mr. Martin's employment had terminated under the circumstances set forth above, in each case on December 31, 2007, Mr. Martin would have been entitled to the following estimated payments and benefits:

	Cash Severance	Bonus	Medical Continuation	Value of Accelerated Equity and Performance Awards (1)	TOTAL

Without Cause or for Good Reason Prior to a CIC	$ 2.6 million	N/A	N/A	$ 1.0 million	$ 3.6 million

Without Cause or for Good Reason Following a CIC	$ 2.6 million	N/A	$ 30,000	$ 1.4 million (2)	$ 4.0 million

Death	N/A	N/A	N/A	N/A	N/A

Disability	N/A	N/A	N/A	N/A	N/A

Retirement	N/A	N/A	N/A	N/A	N/A

Other	N/A	N/A	N/A	N/A	N/A

  (1)
  Includes value of unvested restricted stock, unvested mutual fund unit awards and in-the-money unvested stock options as of December 31, 2007, using the closing price of Janus common stock as of such date.
  (2)
  All LTI awards fully vest upon a change in control without any additional condition such as termination of employment by Janus or good reason by executive.

Legal Proceedings

For information concerning legal proceedings involving the Company, please see our financial statements, including Item 3 and Note 16 to the consolidated financial statements included in our Annual Report on Form 10-K, filed on February 26, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10 percent of our equity securities to file reports of holdings and transactions in our equity securities with the SEC and the NYSE generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf. Based solely on its review of Section 16 reports prepared by or furnished to the Company, we believe that all Section 16(a) SEC filing requirements applicable to our directors and executive officers for fiscal 2007 were timely met.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Under SEC rules, shareholders intending to present a proposal at the 2009 Annual Meeting and have it included in our Proxy Statement must submit the proposal in writing to the General Counsel, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206. We must receive the proposal no later than November 26, 2008.

Shareholders intending to present a proposal at the 2009 Annual Meeting but not include it in our Proxy Statement, and shareholders intending to nominate a person for election to the Board of Directors, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that a shareholder must submit a written notice of intent to present such a proposal or to make such a nomination and set forth other information specified in the Bylaws. The notice must be received by our Secretary no more than 120 days and no less than 90 days prior to the anniversary of the first mailing of our proxy statement for the immediately preceding year's annual meeting. Therefore, we must receive any such notice for the 2009 Annual Meeting no earlier than November 26, 2008, and no later than December 26, 2008. If the notice is received before November 26, 2008, or after December 26, 2008, it will be considered untimely and we will not be required to present the proposal or nominee for voting at the 2009 Annual Meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

HOUSEHOLDING

Under SEC rules, we are permitted to deliver a single set of any proxy statement, information statement, annual report and prospectus to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials that we must print and mail. Even if householding is used, each shareholder will continue to receive a separate proxy card or voting instruction card.

We are not householding this year for those shareholders who hold their shares directly in their own names. If you share the same last name and address with another Company shareholder who also holds his or her shares directly, and you would each like to start householding for our annual reports, proxy statements, information statements and prospectuses for your respective accounts, then please contact us at Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, Attention: Corporate Secretary, 888-834-2536.

This year, some brokers and nominees who hold Company shares on behalf of shareholders may be participating in the practice of householding proxy statements and annual reports for those shareholders. If your household received a single proxy statement and annual report this year, but you would like to receive your own copy this year, please contact us at Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, Attention: Corporate Secretary, 888-834-2536, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another shareholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of our disclosure documents, please contact ADP Investor Communication Services at 800-542-1061 and inform them of your request, or contact your broker or nominee as described in the voting instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

INTERNET AVAILABILITY

Pursuant to new rules promulgated by the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement is available at our Web site (http://ir.janus.com/edgar.cfm). Additionally, you may access our proxy statement at http://www.eproxy.com/jns and vote your shares.

APPENDIX A

JANUS CAPITAL GROUP INC.

DIRECTOR INDEPENDENCE STANDARDS

A director is independent if the Board has made an affirmative determination that such director has no material relationship with the Company that would impair his or her independent judgment (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In the process of making such determinations, the Board will consider the nature, extent and materiality of the director's relationships with the Company and the Board will apply the following guidelines that are consistent with the independent requirements as defined under the NYSE Listing Standards. A director will be deemed not to be independent by the Board if the Board finds that within the last three years:

  a.
  A director is employed by the Company, or a director's immediate family member is employed by the Company as an executive officer, other than as an interim executive officer;

  b.
  A director or a director's immediate family member receives more than $100,000 during any 12-month period in compensation from the Company, other than director's fees, pension or other forms of deferred compensation that is for prior service and not contingent upon continued service, compensation for former service as an interim Chairman or CEO, or compensation received by an immediate family member for service as an employee below the level of executive officer;

  c.
  (i) A director or an immediate family member of the director is a current partner of a firm that is the Company's external auditor; (ii) A director is a current employee of a firm that is the Company's external auditor; (iii) A director has an immediate family member who is a current employee of a firm that is the Company's external auditor and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (iv) A director or an immediate family member of the director was within the past three years (but no longer is) a partner or employee of a firm that is the Company's external auditor and personally worked on the Company's audit within that time;

  d.
  A director or a director's immediate family member is or has been employed as an executive officer by another entity whose compensation committee at the same time includes or included any present executive officers of the Company; or

  e.
  A director is currently employed, or a director's immediate family member is currently employed as an executive officer, by an entity (including a tax-exempt entity) that makes payments to, or receives payments from, the Company for goods or services (other than charitable contributions) in an amount that exceeds, in a single fiscal year, the greater of $1 million or 2 percent of that entity's consolidated gross revenues. (Former employment of a director or immediate family member shall not be considered in this particular test.)

With respect to (c) above, (i) prior to November 4, 2004, a one-year look back period will apply and (ii) if a director was independent upon application of the one-year test but not deemed independent when the three-year test is applied, then the Company has until after its first annual meeting after June 30, 2005, to take action in light of the director's change in status.

Additionally, the Company will disclose in its annual Proxy Statement any charitable contributions to any charitable organization in which a director serves as an executive officer, if within the preceding three years, contributions, excluding matching gifts, in a single fiscal year exceeded the greater of $1 million or 2 percent of the charitable organizations consolidated gross revenues, and, in such case, the Board will consider the materiality of such contributions.

For purposes of this Appendix A, "immediate family member" includes a director's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director's home; and "Company" includes any subsidiary in the consolidated group with the Company.

APPENDIX B

JANUS CAPITAL GROUP INC.

AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

Amended and restated as of January 22, 2007

Status

The Audit Committee (the "Committee") is a committee of the Janus Capital Group Inc. Board of Directors (the "Board").

Purpose

The Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, (4) the compliance by the Company with legal and regulatory requirements and (5) the monitoring of the Company's system of disclosure controls and system of internal controls over financial reporting.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual Proxy Statement.

This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company's Certificate of Incorporation and Bylaws, it is not intended to establish by its own force any legally binding obligations. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board as a whole.

Committee Membership

The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission in the judgment of the Board. At least one member of the Committee shall be a financial expert as defined by the Commission in the judgment of the Board. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Committee shall be appointed by the board on the recommendation of the Nominating Committee. Committee members may be removed by a majority vote of the Board based on the recommendation of the Nominating Committee. Any vacancy on the Committee shall be filled by a majority vote of the Board based on the recommendation of the Nominating Committee.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

Responsibilities

1.
Select and retain (subject to approval by the Company's stockholders), and terminate when appropriate, the independent auditor, set the independent auditor's compensation, oversee the work of the independent auditor, pre-approve all audit services to be provided by the independent auditor, and oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

2.
Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted audit and non-audit services. Pre-approval for both audit and non-audit services may be delegated to the chair of the Committee for services that arise between committee meetings, with any such delegated approval reported to the Committee at its next meeting.

3.
At least annually, receive and review (a) a report by the independent auditor describing the independent auditor's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board (PCAOB) review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

4.
At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor or permitted non-audit services is compatible with independence, and obtain and review a report from the independent auditor describing all relationships between the auditor and the Company.

5.
Review with the independent auditor (a) the scope and results of the audit; (b) any problems or difficulties that the auditor encountered in the course of the audit work, and management's response; and (c) any questions, comments or suggestions the auditor may have relating to the internal controls, and accounting practices and procedures, of the Company or its subsidiaries; and (d) all other items specified by Section 204 of the Sarbanes-Oxley Act.

6.
Review with the Director of Risk Management the appointment of the internal audit service provider(s), whether outsourced or internally provided.

7.
Review, at least annually, the scope and results of the internal audit program, including then current and future programs of the Company's Internal Audit Department, procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the Internal Audit Department.

8.
Review with the independent auditor, the Company's Internal Audit Department, and management (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and changes in internal controls reported to the Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

9.
Meet and review with management and the independent auditor the annual and quarterly financial statements of the Company, including (a) the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations; (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; and (c) the items required by Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements, and Statement of Auditing Standards 100 as in effect at that time in the case of the quarterly statements.

10.
Recommend to the Board of Directors, based on the review described in paragraphs 4 and 8 above, whether the financial statements should be included in the Annual Report on Form 10-K.

11.
Review earnings press releases, Company policies with respect to earnings press releases (including any pro forma and non-GAAP information), financial information and earnings guidance provided to analysts and rating agencies.

12.
Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

13.
Review (a) the status of compliance with laws, regulations and internal procedures; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through the receiving of reports from management, legal counsel and third parties as determined by the Committee.

14.
Review and approve any Related Party Transaction in which the Company is named as a participant, and periodically review the adequacy of the Related Party Transaction Approval Policy.

15.
Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's ethical compliance, accounting, internal controls and auditing matters as well as for the confidential and anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

16.
Establish policies for the hiring of employees and former employees of the outside auditor.

17.
Obtain the advice and assistance of independent counsel and other advisors, as necessary and appropriate, to fulfill the responsibilities of the Committee, and receive appropriate funding from the Company, as determined by the Committee, for the payment of compensation to any such advisors.

18.
Conduct an annual performance evaluation of the Committee and annually evaluate the adequacy of its Charter.

Meetings

The Committee shall meet at least six times each year and at such other times as it deems necessary to fulfill its responsibilities. The Committee shall maintain minutes of its meetings and records relating to those meetings. The Committee shall periodically meet separately, in executive session, with management, the internal auditor and the independent auditor. The Committee shall report regularly to the Board with respect to its activities and make recommendations to the Board as appropriate.

Limitation of Committee's Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX C

LIPPER CHART

Janus Investment Funds ("JIF")			Lipper Rankings Based
			on Total Returns as of 12/31/07
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM Inception	Lipper Category	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)		Rank / Total Funds

Growth Funds

Janus Twenty Fund(1)	Aug-97	Large-Cap Growth Funds	1	6 / 723	1	5 / 602	1	1 / 515	1	2 / 239	1		2 / 203

Janus Fund	Oct-07	Large-Cap Growth Funds	41	294 / 723	30	179 / 602	32	161 / 515	39	92 / 239		‡

Janus Orion Fund	Jun-00	Multi-Cap Growth Funds	3	11 / 518	1	1 / 399	1	1 / 339	–	–	20		43 / 221

Janus Research Fund	Jan-06	Large-Cap Growth Funds	5	32 / 723	8	45 / 602	3	12 / 515	3	7 / 239	2		11 / 670

Janus Enterprise Fund	Oct-07	Mid-Cap Growth Funds	22	131 / 601	15	72 / 487	11	43 / 404	46	77 / 170		‡

Janus Venture Fund(1)	Jan-01	Small-Cap Growth Funds	18	105 / 591	14	64 / 477	4	13 / 394	19	34 / 179	14		42 / 311

Janus Triton Fund	Jun-06	Small-Cap Growth Funds	9	52 / 591	–	–	–	–	–	–	2		11 / 554

Core Funds

Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	3	19 / 883	1	1 / 669	1	2 / 507	–	–	7		19 / 304

Janus Growth and Income Fund	Nov-07	Large-Cap Core Funds	26	213 / 835	22	148 / 702	25	140 / 572	4	11 / 287		‡

Janus Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	4	16 / 458	6	19 / 340	32	77 / 240	3	3 / 132	4		12 / 368

Janus Fundamental Equity Fund	Nov-07	Large-Cap Core Funds	12	95 / 835	3	18 / 702	5	25 / 572	1	2 / 287		‡

INTECH Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	49	428 / 883	36	237 / 669	–	–	–	–	35		180 / 518

International/Global Funds

Janus Overseas Fund(1)	Jun-03	International Funds	1	8 / 1089	1	1 / 798	1	1 / 681	3	8 / 314	1		1 / 698

Janus Worldwide Fund	Jun-04	Global Funds	53	226 / 431	79	255 / 324	97	258 / 267	80	93 / 116	80		242 / 304

Janus Global Technology Fund	Jan-06	Science & Technology Funds	22	59 / 269	16	37 / 242	40	88 / 223	–	–	34		89 / 262

Janus Global Life Sciences Fund	Apr-07	Health/Biotechnology Funds	3	4 / 180	20	30 / 153	20	28 / 142	–	–		‡

Janus Global Research Fund	Feb-05	Global Funds	3	11 / 431	–	–	–	–	–	–	4		12 / 329

Janus Global Opportunities Fund	Jun-01	Global Funds	41	173 / 431	95	306 / 324	73	194 / 267	–	–	24		49 / 210

Value Funds

Janus Mid Cap Value Fund – Inv(2)	Aug-98	Mid-Cap Value Funds	20	62 / 313	23	55 / 242	29	55 / 194	–	–	3		2 / 67

Janus Small Cap Value Fund – Inv.(1,2)	Feb-97	Small-Cap Core Funds	26	196 / 775	31	187 / 611	69	329 / 478	16	26 / 169	14		17 / 127

Income Funds

Janus Flexible Bond Fund	May-07	Intermediate Inv Grade Debt Funds	11	58 / 547	21	95 / 468	22	85 / 395	41	75 / 184		‡

Janus High-Yield Fund	Dec-03	High Current Yield Funds	67	304 / 455	38	146 / 388	82	273 / 334	20	30 / 151	45		162 / 360

Janus Short-Term Bond Fund	May-07	Short Investment Grade Debt Funds	34	86 / 256	38	77 / 206	19	29 / 154	33	27 / 82		‡

Janus Federal Tax-Exempt Fund(1)	Feb-05	General Muni Debt Funds	99	234 / 237	100	220 / 220	100	211 / 211	98	140 / 143	100		219 / 220

Asset Allocation Funds

Janus Smart Portfolio – Growth	Dec-05	Mixed-Asset Target Alloc. Growth Funds	2	11 / 640	–	–	–	–	–	–	2		10 / 584

Janus Smart Portfolio – Moderate	Dec-05	Mixed-Asset Target Alloc. Mod. Funds	2	5 / 458	–	–	–	–	–	–	2		5 / 402

Janus Smart Portfolio – Conservative	Dec-05	Mixed-Asset Target Alloc. Cons. Funds	1	3 / 414	–	–	–	–	–	–	2		4 / 338

	Percent of JIF Funds per Lipper Quartile based on Total Returns
	1-Year	3-Year	5-Year	10-Year	Since PM Inception

1st Quartile	66.7%	63.6%	57.1%	60.0%	75.0%

2nd Quartile	22.2%	22.7%	19.0%	26.7%	15.0%

3rd Quartile	7.4%	0.0%	9.5%	0.0%	0.0%

4th Quartile	3.7%	13.6%	14.3%	13.3%	10.0%

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-1068 or download the file from janus.com. Read it carefully before you invest or send money.

An investment in a money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results. Rankings referenced exclude money markets.

Notes:

  (1)
  Closed to new investors.
  (2)
  Ranking is for the investor share class only; other classes may have different performance characteristics.

    ‡ In accordance with FINRA regulations, Lipper rankings cannot be publicly disclosed for time periods of less than one year.

APPENDIX D

JANUS CAPITAL GROUP INC.

2008 MANAGEMENT INCENTIVE COMPENSATION PLAN

I. PURPOSE

        The Janus Capital Group Inc. 2008 Management Incentive Compensation Plan (the "Plan") which, subject to approval by the stockholders of the Company (as defined below), shall be effective as of January 1, 2008, is designed to provide a significant and variable economic opportunity to selected officers and employees of the Company and its subsidiaries. The payments under the Plan are intended to qualify under Section 162(m)(4)(C) of the Code (as defined below) as excluded from the term "applicable employee remuneration."

II. DEFINITIONS

        (a)   "Award" shall mean a compensation award granted by the Committee pursuant to the Plan and contingent upon the attainment of Performance Goals with respect to a Measurement Period, and expressed as a dollar amount or otherwise as determined by the Committee (including, without limitation, as a percentage of a performance pool).

        (b)   "Board" shall mean the Board of Directors of the Company.

        (c)   "Cause" means (i) "Cause" as defined in any Individual Agreement to which the Participant is a party that is then in effect, or (ii) if there is no such Individual Agreement or if it does not define "cause," termination of the Participant's employment by the Company or any of its subsidiaries or affiliates because of (A) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or its representative, which specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant's duties; or (B) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or (C) conviction of a felony (other than a traffic related felony) or guilty or nolo contendere plea by the Participant with respect thereto. The Committee shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

        (d)   "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        (e)   "Committee" shall mean the Committee of the Board referred to in Article III hereof.

        (f)    "Company" shall mean Janus Capital Group Inc., a Delaware corporation, and its successors.

        (g)   "Determination Date" shall mean the date following the conclusion of a particular Measurement Period on which the Committee certifies whether and to what extent the applicable Performance Goals have been satisfied and determines and approves the amount of a Participant's Award under the Plan.

        (h)   "Disinterested Director" shall mean a director who qualifies as an "outside director" for purposes of Section 162(m) of the Code.

        (i)    "Individual Agreement" shall mean a written employment, change in control, consulting or similar agreement between a Participant and the Company or one of its subsidiaries that is in full force and effect as of a relevant date.

        (j)    "Measurement Period" shall have the meaning set forth in Article V hereof.

        (k)   "Participant" shall mean an employee of the Company or any of its subsidiaries who is designated by the Committee and who is or is expected to be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company is expected to be entitled to a federal income tax deduction with respect to the Award payable hereunder and any other key employee who may be designated by the Committee as a Participant from time to time.

        (l)    "Payment Date" shall mean the date or dates on or following the Determination Date on which all or a portion of a Participant's Award is paid, as selected by the Committee.

        (m)  "Performance Goals" shall have the meaning set forth in Article V hereof.

III. ADMINISTRATION

        The Plan shall be administered by the Compensation Committee of the Board provided that the Compensation Committee consists of two or more persons each of whom is a Disinterested Director or such other committee of the Board that is composed of not less than two Disinterested Directors, each of whom shall be appointed by the Board or if no such committee exists, then the Board.

        The Plan shall be administered by the Committee. The Plan is intended to be administered so as to qualify incentive pay as "performance based compensation" under Section 162(m) of the Code. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Goals, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting any Company or the financial statements of any Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Awards; and to make all other determinations deemed necessary or advisable for the administration of the Plan. Except (i) with respect to the direct reports of the Chief Executive Officer and (ii) as required to comply with Section 162(m) of the Code, or other applicable law (and only if such laws apply), or any listing requirement of the New York Stock Exchange or any other exchange on which the Company's securities may be listed, (x) the Chief Executive Officer shall have all of the authority, duties and responsibilities of the Committee under the Plan, and (y) the Committee may delegate all or any part of its authority, duties or responsibilities under the Plan (including but not limited to the authority to set forth the definition of Performance Goals in Section V of the Plan) to such other appropriate officer of the Company, or in the case of ministerial duties to any employee or committee comprised of employees of any Company.

IV. ELIGIBILITY

        The Committee shall, in its sole discretion, determine for each Measurement Period those officers and other key employees of the Company and its subsidiaries who shall be Participants in the Plan for such Measurement Period. Nothing contained in the Plan shall be construed as or be evidence of any contract of employment with any Participant for a term of any length, nor shall participation in the Plan by any Participant during any Measurement Period entitle such Participant to continued participation in the Plan during any subsequent Measurement Period.

V. DETERMINATION OF AWARDS

        (a)    Establishment of Performance Goals.    Not later than 90 days after the commencement of each Measurement Period (but in no case after 25% of the Measurement Period has elapsed), the Committee shall specify in writing, by resolution of the Committee or other appropriate action, with respect to a Measurement Period, the Performance Goals applicable to each Award. Performance Goals may include a threshold level of performance below which no payment shall be made, levels of performance at which specified percentages of the Award shall be paid and a maximum level of performance above which no additional payment shall be made; provided, however, the Committee shall have the authority to make appropriate adjustments in the achievement of Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such goals. Unless otherwise provided by the Committee (or its designee) in connection with specified terminations of employment, payment in respect of Awards shall be made only if and to the extent the Performance Goals with respect to such Measurement Period are attained.

        (b)    Measurement Period.    The "Measurement Period" shall be the fiscal year of the Company, unless another period is selected and established in writing by the Committee at the time the Performance Goals are established with respect to a particular Award or a particular Participant.

        (c)    Performance Goals.    The "Performance Goals" established by the Committee shall be based on one or more of the following criteria: stock price, market share, sales (gross or net, including flows into Company products), asset quality, non-performing assets, earnings per share, return on equity, costs, operating income, net income, earnings, earnings before interest, taxes, depreciation and amortization, marketing-spending efficiency, return on operating assets, return on assets, core non-interest income, fund performance, pre-tax margin (including operating margin), pre-tax income, improvements in productivity, objective operating goals, and/or levels of cost savings. Performance Goals may be established in respect of the Company or any of its subsidiaries, affiliates, business units or divisions and/or the Company's or any of its subsidiary's, affiliate's, business unit's or division's worldwide, regional or country specific operations (or any combination of the foregoing). Performance Goals shall specify whether they are to be measured relative to budgeted or other internal goals, operations, performance or results of the Company and/or any of its subsidiaries, affiliates, business units or divisions, or relative to the performance of one or more peer groups of the Company and/or any of its subsidiaries, affiliates, business units or divisions, with the composition of any such peer groups to be determined by the Committee at the time the Performance Goal is established. Performance Goals may be stated in the alternative or in combination.

        (d)    Determination of Award.    A Participant's Award, if any, shall consist of a dollar amount determined by the Committee based upon the degree of attainment of the Performance Goal(s) during the relevant Measurement Period, each as established by the Committee for a Participant, and subject to written certification by the Committee that the Performance Goals have been satisfied to a particular extent and any other material terms and conditions for the earning and payment of the Award have been satisfied and the Committee's right, in its sole discretion, to reduce the Award amount as so determined (under which circumstances the Participant shall have no right to receive the amount of such reduction even if the Performance Goals are met). Notwithstanding the foregoing sentence, the Committee may not alter the terms or conditions of any Award set forth in any Individual Agreement provided that such terms and conditions have been approved by the Committee, and are otherwise consistent with the provisions of Section 162(m) of the Code and the terms of the Plan. In no event shall an Award be paid to a Participant unless and until the Plan has been approved by the Company's stockholders. In addition, the exercise of negative discretion with respect to one Participant is not permitted to result in an increase in the amount payable to another Participant. If the amount payable to each Participant is stated in terms of a percentage of the pool, the portion of the pool allocated to each Participant shall be established by the Committee within the period prescribed in subsection (a) above and the sum of these individual percentages of the pool is not permitted to exceed 100 percent of the designated pool.

        (e)    Payment of an Award.    On the Determination Date of an Award under the Plan, the Committee shall establish the Payment Date for all or a portion of such Award. Award under the Plan shall be payable in cash or in such other form as determined by the Committee. The Committee may at its option establish procedures pursuant to which Participants are permitted to defer the receipt of Awards payable hereunder or to elect to accept equity, including restricted shares, for some or all of such Participant's Award provided that such procedures conform to the requirements of Section 409A of the Code.

        (f)    Maximum Award Payable.    The maximum Award payable to a Participant under the Plan for any 12 month Measurement Period shall be $25,000,000.

VI. TERMINATION OF EMPLOYMENT

        A Participant shall not be entitled to receive an Award hereunder for a particular Measurement Period, unless he or she is employed by the Company as of the end of the Measurement Period. A Participant who remains employed through the last day of the Measurement Period but whose employment is terminated by the Company prior to the Payment Date shall be entitled to receive an Award with respect to such Measurement Period as determined by the Committee in its sole discretion in accordance with the terms of the Plan; provided that, in no event shall a Participant whose employment is terminated by the Company for Cause be eligible to receive an Award under the Plan; and provided further that, in no event shall a Participant whose employment is terminated by the Company prior to the Payment Date be eligible to receive an Award under the Plan unless the Performance Goals for the relevant Measurement Period are achieved.

VII. AMENDMENT AND TERMINATION

        The Board shall have the right to amend, modify, suspend or terminate the Plan from time to time, but no such amendment, modification, suspension or termination shall, without prior approval of the Company's stockholders, alter the business criteria on which the Performance Goals are based, increase the amount set forth in Section (f) of Article V or materially modify the requirements regarding eligibility for participation in the Plan, nor shall any such amendment, modification or termination impair, without the consent of the Participant affected, any Award that has been certified and approved by the Committee prior to the effective date of the amendment, modification, suspension or termination.

VIII. MISCELLANEOUS

        Award payments shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. Awards payable under the Plan shall be subject to all applicable employment and income tax withholding. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company or its subsidiaries. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

March 26, 2008

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of Janus Capital Group Inc., which will be held at the JW Marriott Hotel, 150 Clayton Lane, Denver, Colorado, on Thursday, May 1, 2008, at 10:00 a.m. MDT. At the meeting, you will be asked to vote on proposals to elect five directors, ratify the appointment of our independent auditor, approve a performance-based management incentive compensation plan, and consider other business as may properly come before the meeting.

Enclosed is a notice of the Annual Meeting, Proxy Statement and a Proxy Card, along with a copy of our Annual Report for the 2007 fiscal year.

We encourage you to read the enclosed Proxy Statement and vote promptly. Your vote is important.

FOR PARTICIPANTS IN THE JANUS 401(K), PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN ("Janus ESOP") OR THE EMPLOYEE STOCK OWNERSHIP PLAN OF KANSAS CITY SOUTHERN ("KCS ESOP"):

Regarding any shares held in your account on the record date under the Janus ESOP or the KCS ESOP, The Charles Schwab Trust Company, as Trustee, and Nationwide Trust Company, as Trustee, respectively, will vote your shares of Janus Capital Group Inc. common stock in accordance with the instructions indicated on the reverse side of this card. Regardless of how you choose to vote, your instructions are confidential.

Thank you for your interest and support.

Very truly yours,

Steven L. Scheid
Chairman of the Board

PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on May 1, 2008.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3, 4, 5, 6 and 7.

By signing the proxy, you revoke all prior proxies and appoint Steven L. Scheid and Gary D. Black and each of them acting in the absence of the other, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy:

Your telephone or internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK * * * EASY * * * IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. CDT on April 30, 2008.
•
Please have your Proxy Card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions that the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/jns/—QUICK * * * EASY * * * IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. CDT on April 30, 2008.
•
Please have your Proxy Card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid envelope we've provided or return it to Janus Capital Group Inc., c/o Wells Fargo Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
 Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, 5, 6 and 7.

1.	Election of director:	Paul F. Balser	☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	Election of director:	Gary D. Black	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Election of director:	Jeffrey J. Diermeier	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Election of director:	Glenn S. Schafer	☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	Election of director:	Robert Skidelsky	☐ FOR	☐ AGAINST	☐ ABSTAIN
6.	Ratify the appointment of Deloitte & Touche LLP as independent auditor		☐ FOR	☐ AGAINST	☐ ABSTAIN
7.	Approve the 2008 Management Incentive Compensation Plan		☐ FOR	☐ AGAINST	☐ ABSTAIN
Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4, 5, 6 AND 7.

☐ Address Change? Mark Box. Indicate changes below:	Date

Signature(s) in Box. Please sign exactly as your name(s) appears on this Proxy Card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy Card.